Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of January 3, 2020, by and among Leap Therapeutics, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company and each Purchaser is executing and delivering this Agreement in the same form as each other Purchaser, and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act;

WHEREAS, the Company desires to authorize a new class of mandatorily convertible preferred stock of the Company in two series, designated as: (i) Series A Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock (the “Series A Preferred Stock”), the terms of which are set forth in the Certificate of Designation of Series A Preferred Stock of the Company in the form attached hereto as Exhibit A (the “Series A Preferred Stock Certificate of Designation”), and (ii) Series B Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock (the “Series B Preferred Stock” and together with the Series A Preferred Stock, collectively, the “Mandatorily Convertible Preferred Stock”), the terms of which are set forth in the Certificate of Designation of Series B Preferred Stock of the Company in the form attached hereto as Exhibit B (the “Series B Preferred Stock Certificate of Designation”);

WHEREAS, the Series A Preferred Stock will be, subject to the approval of the Company’s stockholders as provided herein, mandatorily convertible into (i) warrants to purchase an aggregate of 14,218,010 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $0.001 per share in the form attached hereto as Exhibit C (the “Pre-Funded Warrants”) and (ii) warrants to purchase an aggregate of either (x) 14,218,010 Pre-Funded Warrants or (y) 14,218,010 shares of the Common Stock (or Pre-Funded Warrants) at an exercise price of $2.11 per share of Common Stock (or Pre-Funded Warrants), in the form attached hereto as Exhibit D (the “Series A Coverage Warrants”), in each case subject to and in accordance with the terms and conditions of the Series A Preferred Stock Certificate of Designation. The Company will file the Series A Preferred Stock Certificate of Designation with the Delaware Secretary of State (the “Secretary of State”) prior to and as a condition to the consummation of the transactions contemplated by this Agreement;

WHEREAS, the Series B Preferred Stock will be, subject to the approval of the Company’s stockholders as provided herein, mandatorily convertible into (i) an aggregate of 11,374,420 shares of Common Stock and (ii) warrants to purchase an aggregate of 11,374,420 shares of the Common Stock at an exercise price of $2.11 per share in the form attached hereto as Exhibit E (the “Series B Coverage Warrants” and together with the Series A Coverage Warrants, collectively, the “Coverage Warrants”), in each case subject to and in accordance with the terms and conditions of the Series B Preferred Stock Certificate of Designation. The Company will file the Series B Preferred Stock Certificate of Designation with the Secretary of State prior to and as a condition to the consummation of the transactions contemplated by this Agreement;

WHEREAS, the Company desires to authorize a new series of preferred stock of the Company designated as Special Voting Stock (the “Special Voting Stock”), the terms of which are set forth in the Certificate of Designation of Special Voting Stock of the Company in the form attached hereto as Exhibit F (the “Special Voting Stock Certificate of Designation”). The Company will file the Special Voting Stock Certificate of Designation with the Secretary of State prior to and as a condition to the consummation of the transactions contemplated by this Agreement;

WHEREAS, each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the Series A Preferred Stock or Series B Preferred Stock, as applicable, as set forth below such Purchaser’s name on the signature page of this Agreement;

WHEREAS, Baker Brothers Life Sciences, L.P. (“Life Sciences”) wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, one share of Special Voting Stock (the “Special Voting Share”);

WHEREAS, the shares of Mandatorily Convertible Preferred Stock to be sold pursuant to the terms of this Agreement are sometimes referred to herein as the “Purchased Shares.” The shares of Common Stock into which the Purchased Shares are to be convertible, as well as the shares of Common Stock underlying the Pre-Funded Warrants and the Coverage Warrants, are referred as the “Underlying Shares” and the Underlying Shares, the Purchased Shares, the Special Voting Stock, the Pre-Funded Warrants and the Coverage Warrants are referred to, collectively, as the “Securities;”

WHEREAS, as a condition to the willingness of the Purchasers to enter into this Agreement, (i) affiliates of Healthcare Ventures (representing over 29.3% of the issued and outstanding shares of Common Stock) have entered into Voting Agreements, in the form attached hereto as Exhibit G, dated as of the date hereof, with the Company (collectively, the “Voting Agreements”); and (ii) BeiGene Ltd. has entered into a licensing agreement, dated January 3, 2020, with the Company (the “Licensing Agreement”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Lead Investor and the Company are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit H (the “Lead Investor Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Purchasers other than the Lead Investor and the Company are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit I (the “Purchasers’ Registration Rights Agreement” and, together with the Lead Investor Registration Rights Agreement, the “Registration Rights Agreements”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

Article I.
DEFINITIONS

Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Article I:

“8-K Filing” has the meaning set forth in Section 4.5.

“Action” means any action, suit, inquiry, notice of violation, arbitration, complaint, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York are open for the general transaction of business.

“Bylaws” has the meaning set forth in Section 3.1(b).

“Certificate of Incorporation” has the meaning set forth in Section 3.1(b).

“Closing” means the closing of the purchase and sale of the Purchased Shares pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied (other than those conditions that by their nature are to be satisfied at Closing but subject to the fulfillment or waiver of those conditions), or such other date as the parties may mutually agree.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Counsel” means Morgan, Lewis & Bockius LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge, after reasonable inquiry, of the executive officers of the Company.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Coverage Warrants” has the meaning set forth in the Recitals.

“Environmental Laws” has the meaning set forth in Section 3.1(n).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” has the meaning set forth in Section 3.1(g).

“Indemnified Person” has the meaning set forth in Section 4.6(b).

“Information” has the meaning set forth in Section 4.8.

“Lead Investor” means certain investment partnerships advised by Baker Bros. Advisors, LP.

“Lead Investor Board Designation Right” has the meaning set forth in Section 4.9(a).

“Lead Investor Board Observer” has the meaning set forth in Section 4.9(b).

“Lead Investor Board Representative” has the meaning set forth in Section 4.9(a).

“Lead Investor Registration Rights Agreement” has the meaning set forth in the Recitals.

“Licensing Agreement” has the meaning set forth in the Recitals.

“Life Sciences” has the meaning set forth in the Recitals.

“Liens” has the meaning set forth in Section 3.1(o).

“Losses” has the meaning set forth in Section 4.6(a).

“Mandatorily Convertible Preferred Stock” has the meaning set forth in the Recitals.

“Material Adverse Effect” means any material adverse effect on (i) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions, (D) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (E) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, (ii) the enforceability of any Transaction Document, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

“New Security” has the meaning set forth in Section 4.13(a).

“Nominating Committee” has the meaning set forth in Section 4.9(a).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Pre-Funded Warrants” has the meaning set forth in the Recitals.

“Preferred Stock Certificate of Designation” has the meaning set forth in the Recitals.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Global Market.

“Proceeding” means an action, claim, suit, investigation or legal proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchased Shares” has the meaning set forth in the Recitals.

“Purchaser” or “Purchasers” shall have the meaning ascribed to such term in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.6(a).

“Purchaser Related Party” has the meaning set forth in Section 6.19.

“Purchasers’ Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Rights Agreements” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the applicable Registration Rights Agreement and covering the resale by Purchasers of the Registrable Securities (as defined in the applicable Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rules and Regulations” has the meaning set forth in Section 3.2(a).

“SEC Documents” has the meaning set forth in Section 3.1(g).

“Secretary of State” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Series A Coverage Warrants” has the meaning set forth in the Recitals.

“Series A Mandatorily Convertible Preferred Stock” has the meaning set forth in the Recitals.

“Series A Preferred Stock Certificate of Designation” has the meaning set forth in the Recitals.

“Series A Purchase Price” means $10.54 per share for each share of the Series A Preferred Stock.

“Series B Coverage Warrants” has the meaning set forth in the Recitals.

“Series B Mandatorily Convertible Preferred Stock” has the meaning set forth in the Recitals.

“Series B Preferred Stock Certificate of Designation” has the meaning set forth in the Recitals.

“Series B Purchase Price” means $10.55 per share for each share of the Series B Preferred Stock.

“Signing Resolutions” has the meaning set forth in Section 3.1(b).

“Special Voting Share” has the meaning set forth in the Recitals.

“Special Voting Stock” has the meaning set forth in the Recitals.

“Special Voting Stock Certificate of Designation” has the meaning set forth in the Recitals.

“Stock Plans” has the meaning set forth in Section 3.1(c).

“Stockholder Approval” has the meaning set forth in Section 4.8.

“Stockholder Proposals” has the meaning set forth in Section 4.8.

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Purchased Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or any successor transfer agent for the Company.

“Underlying Shares” has the meaning set forth in the Recitals.

“Voting Agreements” has the meaning set forth in the Recitals.

Article II.
PURCHASE AND SALE

2.1           Closing.

(a)           Purchase of Securities. Subject to the terms and conditions set forth in this Agreement, at the Closing, (i) the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of shares of Purchased Shares as indicated on such Purchaser’s signature page to this Agreement at a per share price equal to the Series A Purchase Price or Series B Purchase Price, as applicable, and (ii) the Company shall issue and sell to Life Sciences, and Life Sciences shall purchase from the Company, the Special Voting Share at a purchase price equal to $1.00.

(b)           Closing. The Closing of the purchase and sale of the Purchased Shares and the Special Voting Share shall take place at the offices of the Company Counsel on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c)            Delivery and Payment. At the Closing, the Company shall deliver to each of the respective Purchasers a certificate or certificates, in such reasonable denominations as the Purchaser may have designated in writing not less than three days before the Closing, and registered in the name of the Purchaser (or its designee or nominee), representing the number of shares of Purchased Shares subscribed for by such Purchaser. At the Closing, each Purchaser shall deliver its respective Subscription Amount in immediately available funds by wire transfer to a bank account designated by the Company. At the Closing, the Company shall deliver to Life Sciences a certificate, registered in the name of Life Sciences (or its designee or nominee), representing the Special Voting Share, and Life Sciences shall deliver to the Company the purchase price payable for the Special Voting Share in immediately available funds by wire transfer to a bank account designated by the Company.

2.2           Closing Deliveries.

(a)           On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i)                 this Agreement, duly executed by the Company;

(ii)                the Registration Rights Agreements, duly executed by the Company;

(iii)               one or more stock certificates (if physical certificates are required by Purchaser to be held immediately prior to Closing; if not, then facsimile or “.pdf” copies of such certificates shall suffice for purposes of Closing with the original stock certificates to be delivered within three Business Days of the Closing Date) allocated in such amounts as such Purchaser shall request, evidencing the shares of the Series A Preferred Stock subscribed for by Purchaser hereunder, registered in the name of Purchaser;

(iv)               one or more stock certificates (if physical certificates are required by Purchaser to be held immediately prior to Closing; if not, then facsimile or “.pdf” copies of such certificates shall suffice for purposes of Closing with the original stock certificates to be delivered within three Business Days of the Closing Date) allocated in such amounts as such Purchaser shall request, evidencing the shares of the Series B Preferred Stock subscribed for by Purchaser hereunder, registered in the name of Purchaser;

(v)                a stock certificate (if physical certificates are required by Life Sciences to be held immediately prior to Closing; if not, then facsimile or “.pdf” copies of such certificates shall suffice for purposes of Closing with the original stock certificates to be delivered within three Business Days of the Closing Date) evidencing the Special Voting Share, registered in the name of Life Sciences;

(vi)               a legal opinion of Company Counsel, dated as of the Closing Date, addressed to the Purchasers, and dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers;

(vii)              a certificate of the Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the articles of incorporation, as amended and restated, and by-laws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(viii)             the certificate referred to in Section 5.1(h);

(ix)               a certificate evidencing the formation and good standing of the Company in Delaware issued by the Secretary of State, as of a date within five (5) Business Days of the Closing Date;

(x)                 a certificate evidencing the filing of the Series A Preferred Stock Certificate of Designation with the Secretary of State on a date that is on or before the Closing Date; and

(xi)                a certificate evidencing the filing of the Series B Preferred Stock Certificate of Designation with the Secretary of State on a date that is on or before the Closing Date; and

(xii)               a certificate evidencing the filing of the Special Voting Stock Certificate of Designation with the Secretary of State on a date that is on or before the Closing Date; and

(xiii)             Voting Agreements, duly executed by affiliates of each of Healthcare Ventures, which shall collectively represent at least 29.3% of the issued and outstanding shares of Common Stock of the Company.

(b)          On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)                 this Agreement, duly executed by such Purchaser;

(ii)                the applicable Registration Rights Agreement, duly executed by such Purchaser;

(iii)              its Subscription Amount, in U.S. dollars and in immediately available funds, in the amount indicated below such Purchaser’s name on the applicable signature page hereto by wire transfer in accordance with the Company’s written instructions; and

(iv)              solely in the case of Life Sciences, the purchase price payable by Life Sciences for the Special Voting Share, in U.S. dollars and in immediately available funds by wire transfer in accordance with the Company’s written instructions.

Article III.
REPRESENTATIONS AND WARRANTIES

On or prior to the date hereof, the Company delivered to Purchaser and Purchaser delivered to the Company a letter setting forth items the disclosure of which is necessary in response to an express disclosure requirement contained in a provision hereof.

3.1              Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers that:

(a)            Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries except as set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

(b)           Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each other Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Securities pursuant to this Agreement, have been duly authorized by the Company’s Board of Directors and, other than the Stockholder Approval required for the issuance of the Underlying Shares and Pre-Funded Warrants, no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement has been and each of the other Transaction Documents shall be on the Closing Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company has approved the resolutions (the “Signing Resolutions”) substantially in the form provided to the Purchasers to authorize this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. The Signing Resolutions are valid, in full force and effect and have not been materially modified or supplemented in any respect. The Company has delivered to the Purchasers a true and correct copy of minutes of a meeting of the Board of Directors of the Company at which the Signing Resolutions were duly adopted by the Board of Directors or a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company. Except as set forth in this Agreement, no other approvals or consents of the Company’s Board of Directors, any authorized committee thereof, and/or stockholders is necessary under applicable laws and the Company’s certificate of incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and/or the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Securities.

(c)            Capitalization. As of the date hereof, the authorized capital stock of the Company is set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as filed with the Commission on November 14, 2019. As of the date hereof, and except as provided in any of the Transaction Documents, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debtsecurities, (iii) except for outstanding securities of the Company under the equity incentive plans of the Company (the “Stock Plans”), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreements), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Purchasers true and correct copies of the Certificate of Incorporation and Bylaws, and summaries of the material terms of all securities convertible into or exercisable for Common Stock, if any, (other than outstanding securities of the Company under the Stock Plans) and copies of any documents containing the material rights of the holders of such securities in respect thereto that are not disclosed in the SEC Documents. Schedule 3.1(c) sets forth a capitalization table (the “Capitalization Table”) showing the breakdown of the shareholdings of the Company, including all options, warrants, convertible notes and other convertible or exchangeable instruments that may remain or become outstanding obligations of the Company at the Closing, including those issuable under any Company equity compensation program. The Capitalization Table also includes the exercise price of any of such securities. The Capitalization Table is true, correct and complete in all respects.

(d)           Issuance, Sale and Delivery of the Securities. The Securities being purchased hereunder have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Purchase Agreement, and with respect to the Underlying Shares, upon payment of the exercise price pursuant to the terms of the Warrants, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the Purchasers shall be entitled to all rights accorded to a holder of Common Stock. The Underlying Shares have been duly and validly reserved from the Company’s authorized capital stock. Except for the rights described in this Purchase Agreement, no stockholder of the Company has any right to require the Company to register the sale of any capital stock owned by such stockholder under the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

(e)           Preferred Stock Dividends.  The Company will be financially solvent, such that it will be able to pay the dividends required by Section 3(a) of both the Series A Preferred Stock Certificate of Designation and Series B Preferred Stock Certificate of Designation, through the end of 2020.

(f)             No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Underlying Shares) will not (i) result in a violation of the Certificate of Incorporation, any certificate of designation, preferences and rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Trading Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences and rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Trading Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Closing Date. Since one year prior to the date hereof, the Company has not received nor delivered any notices related to non-compliance with the rules of the Principal Trading Market. The Principal Trading Market has not commenced any delisting proceedings against the Company.

(g)           SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates and to the Company’s Knowledge, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company has received no notices or correspondence from the SEC for the one year preceding the date hereof. To the Company’s Knowledge, the SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(h)           Absence of Certain Changes. Except as disclosed in the SEC Documents, since December 31, 2018, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due. Except as disclosed in the SEC Documents, no event, liability, fact, circumstance, occurrence or development (including, without limitation, any fundamental transaction, change of control or similar event under any agreement (including, without limitation, any employment agreement)) has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its business, properties, operations, assets or financial condition that, but for the passage of time, would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(i)            Absence of Change of Control. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the issuance of the Securities on the Closing Date do not and will not result in any fundamental transaction, change of control or similar event, the requirement to make any payment or adjustment or issue any shares of Common Stock or other securities with respect to any fundamental transaction, change of control or similar event, or an event that with the passage of time could result in a fundamental transaction, change of control or similar event under any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Common Stock), other instrument or under any applicable law and regulations (including the rules of the Principal Trading Market).

(j)             Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s Knowledge or to the knowledge of any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.

(k)            Acknowledgment Regarding Purchasers’ Status. The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchasers are not acting as financial advisors or fiduciaries of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Purchasers or any of their representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to the Purchasers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(l)             No Aggregated Offering. Neither the Company, nor or any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security, under circumstances that would cause this offering of the Securities to be aggregated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Trading Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Trading Market.

(m)           Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement.

To the Company’s Knowledge, neither the Company nor the Subsidiaries have infringed on any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s Knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(n)           Environmental Laws. To the Company’s Knowledge, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)            Title. Except as disclosed in the SEC Documents, the Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”), except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(p)            Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such Losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(q)            Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(r)            Tax Status. The Company and each of its Subsidiaries has made or filed all U.S. federal, state, local and non-U.S. income and all other material tax returns, reports and declarations required to have been made or filed by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has set aside on its books provisions reasonably adequate for the payment thereof as determined in accordance with GAAP. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction. The Company and each Subsidiary has not reported any material uncertain tax positions pursuant to FASB Interpretation 48 (FIN 48), “Accounting for Uncertainty in Income Taxes” on the Company’s financial statements, and the officers of the Company know of no basis for any such tax reporting positions. The Company is not a “United States real property holding corporation” within the meaning of Section 897(c) of the Code.

(s)           Transactions With Affiliates. Except as set forth in the SEC Documents, to the Company’s Knowledge, none of the officers or directors of the Company, the Company’s stockholders, the officers or directors of any stockholder of the Company, or any family member or affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Rule 404 of Regulation S-K promulgated under the Securities Act.

(t)            Application of Takeover Protections. The Company and the Board of Directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination (as defined in the Delaware General Corporation Law (“DGCL”)), poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation, including under Section 203 of the DGCL, which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(u)           Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents or any other agreements to be entered into by the Company and the Purchasers that, in each case, will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchasers or their agents or counsel with any information that the Company believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Documents. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole did not, when issued, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Purchasers neither make nor have made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article 3 hereof.

(v)           Foreign Corrupt Practices. Neither the Company, nor to the Company’s Knowledge, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(w)           CFIUS. The Company has conducted an assessment and determined that it does not produce, design, test, manufacture, fabricate, or develop “critical technologies” as defined pursuant to 31 CFR § 801.204 and in turn is not a Pilot Program U.S. Business within the meaning of 31 C.F.R. § 801.213.

(x)            DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(y)           Sarbanes-Oxley. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(z)            Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall not have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(z) that may be due in connection with the transactions contemplated by the Transaction Documents.

(aa)         Investment Company. Neither the Company nor any Subsidiary is, and, following the completion of the offering, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(bb)         Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the Company’s Knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Trading Market. Except as disclosed in the SEC Documents, the Company is in compliance with all such listing and maintenance requirements.

(cc)         Accountants. The Company’s accountants are set forth in the SEC Documents and, to the Company’s Knowledge, such accountants are an independent registered public accounting firm as required by the Securities Act.

(dd)         No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company in violation of Regulation M promulgated under the Exchange Act.

(ee)          Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

3.2           Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Purchased Shares, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Purchased Shares; (ii) the Purchaser is acquiring the number of the Purchased Shares set forth below such Purchaser’s name on the signature page of this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Mandatorily Convertible Preferred Stock or Coverage Warrants or any arrangement or understanding with any other persons regarding the distribution of such Mandatorily Convertible Preferred Stock or Coverage Warrants (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Resale Registration Statement or in compliance with the Securities Act and the rules and regulations promulgated under the Exchange Act and the Securities Act (together, the “Rules and Regulations”), or, other than with respect to any claims arising out of a breach of this representation and warranty, each Purchaser’s right to indemnification under Section 4.6); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Mandatorily Convertible Preferred Stock or the Coverage Warrants, nor will the Purchaser engage in any short sale that results in a disposition of any of the Mandatorily Convertible Preferred Stock or the Coverage Warrants by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser has, in connection with its decision to purchase the number of Mandatorily Convertible Preferred Stock and Coverage Warrants set forth below such Purchaser’s name on the signature page of this Agreement, relied solely upon the representations and warranties of the Company contained herein; and (v) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them.

(b)           Accredited Purchaser. The Purchaser is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act, as presently in effect.

(c)           Reliance on Exemptions. The Purchaser understands that the Purchased Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Purchased Shares.

(d)           Investment Decision. The Purchaser understands that nothing in this Purchase Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Purchased Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares.

(e)            Risk of Loss. The Purchaser understands that its investment in the Purchased Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Purchased Shares.

(f)            Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

(g)           Organization; Validity; Enforcement. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Purchase Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Purchase Agreement, (ii) the making and performance of this Purchase Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Purchase Agreement or the consummation of the transactions contemplated by this Purchase Agreement, (iv) upon the execution and delivery of this Purchase Agreement, this Purchase Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 4.6 of this Purchase Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Purchase Agreement.

(h)            Short Sales. Prior to the date hereof, the Purchaser has not taken, and prior to the public announcement of the transaction after the Closing the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

Article IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)            Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that it will not dispose of the Securities other than pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.

(b)            Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to any Securities held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

(c)            Removal of Legends.

(i)            To the extent the resale of any Underlying Shares are registered under the Securities Act pursuant to an effective Registration Statement naming the holder thereof as a selling stockholder, the Company agrees to promptly (i) authorize the removal of the legend set forth in Section 4.1(b) and any other legend not required by applicable law from such Underlying Shares and (ii) cause its Transfer Agent to issue such Underlying Shares without such legends to the holder thereof by electronic delivery at the applicable balance account at the Depository Trust Company upon surrender of any stock certificates evidencing such Underlying Shares. Any fees (with respect to the Transfer Agent, counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company. Each Purchaser hereby covenants and agrees that (i) to the extent resales of the Underlying Shares are made pursuant to such effective Registration Statement, that such resales will be made only during the time that such Registration Statement is effective and not withdrawn or suspended and only as permitted by such Registration Statement, and otherwise in compliance with the Securities Act (including applicable prospectus delivery obligations), and (ii) to the extent resales of the Underlying Shares are made pursuant to an available exemption from the registration requirements of the Securities Act, such resales will be made only as permitted by such exemption and otherwise in compliance with the Securities Act.

(ii)            The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Securities (i) following any sale of the Securities pursuant to Rule 144, or (ii) if such Securities are eligible for sale under Rule 144 following the expiration of the applicable holding requirement thereof. Following the time a legend is no longer required for the Securities under this Section 4.1(c)(ii), the Company will, no later than three Business Days following the delivery by a Purchaser to the Company or the Transfer Agent of a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends.

4.2           Furnishing of Information. In order to enable Purchasers to sell the Securities under Rule 144 of the Securities Act, the Company shall maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and at all times it is subject to the requirements of the Exchange Act it shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed with the Commission by the Company after the date hereof pursuant to the Exchange Act and submit electronically any interactive data files specified in Rule 144(c)(1)(ii) of the Securities Act. If the Company is not required to file reports with the Commission pursuant to such laws, it will, for so long as the Purchasers hold the Securities, prepare and furnish to Purchasers and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Securities pursuant to Rule 144.

4.3            Form D and Blue Sky Laws. The Company agrees to timely file a Form D with respect to the Purchased Shares as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Purchased Shares for sale to Purchasers at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

4.4           No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Purchasers.

4.5           Securities Laws Disclosure; Publicity. Within the applicable period of time required by the Exchange Act, the Company shall file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreements) (including all attachments, the “8-K Filing”). The Company shall provide the Purchasers with a reasonable opportunity to review and provide comments on the draft of such 8-K Filing. The Company shall also provide the Purchasers with a reasonable opportunity to review and provide comments on drafts of press releases or any other public statements with respect to the transactions contemplated hereby, if any. Notwithstanding the foregoing, and unless otherwise agreed to in writing by the Company and the Purchasers, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the Commission or any regulatory agency or the Principal Trading Market, without the prior written consent of such Purchaser except, in the case of any such filing with the Commission or any such regulatory agency, if and to the extent otherwise required by law, the Rules and Regulations or the rules and regulations of such regulatory agency.

4.6           Indemnification.

(a)           Indemnification of Purchasers. In addition to the indemnity provided to each Purchaser in the applicable Registration Rights Agreement, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, charges, costs and expenses (including, without limitation, all judgments, amounts paid in settlements, fines, penalties, interest, court costs and reasonable attorneys’ fees and costs of investigation) (each a “Loss”) that any Purchaser Party may suffer or incur as a result of, arising out of, or relating to (i) any inaccuracy or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents (including any certificates delivered pursuant thereto) or (ii) any Action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any Person who is not an affiliate of such Purchaser Party (other than the Company or its controlled affiliates), with respect to any of the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each Loss that is permissible under applicable law.

(b)            Conduct of Third-Party Indemnification Proceedings. Promptly after receipt by any Purchaser Party (the “Indemnified Person”) of notice of any demand, claim or circumstances from any third-party which would or might give rise to a claim or the commencement of any Action in respect of which indemnity may be sought pursuant to Section 4.6(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Persons, unless such settlement (A) includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding, (B) does not require any admission of wrongdoing by such Indemnified Person, and (C) does not obligate or require an Indemnified Person to take, or refrain from taking, any action.

4.7           Listing of Common Stock. The Company will use its reasonable best efforts, subject in all events to the Stockholder Approval, to list all of the Underlying Shares for quotation on the Principal Trading Market and maintain the listing of the Underlying Shares on the Principal Trading Market.

4.8          Stockholders Meeting. The Company shall call a meeting of its stockholders to be held as promptly as practicable following the date of this Agreement, but in no event later than ninety (90) days following the Closing Date, to vote on the following proposals (the “Stockholder Proposals”): (i) to approve an increase in the number of shares of Common Stock that the Company is authorized to issue from one hundred ten million (110,000,000) shares to two hundred fifty million (250,000,000) shares; and (ii) to approve (1) the issuance of Common Stock and Pre-Funded Warrants, as applicable, upon the conversion of the Mandatorily Convertible Preferred Stock, (2) the issuance of the Coverage Warrants upon the conversion of the Mandatorily Convertible Preferred Stock and (3) the issuance of Common Stock upon the exercise of the Pre-Funded Warrants and the Coverage Warrants, in each case for purposes of Rule 5635 of the Nasdaq Stock Market Rules (such approval of the Stockholder Proposals, “Stockholder Approval”). The Board of Directors of the Company shall recommend to the Company’s stockholders that such stockholders vote in favor of the Stockholder Proposal. The Company shall use its reasonable best efforts to obtain such Stockholder Approval. In connection with such meeting, the Company shall promptly prepare and file (but in no event more than twenty (20) days after the Closing Date) with the Commission a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the Commission or its staff with respect to the preliminary proxy statement and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders, and shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall provide the Purchaser with a reasonable opportunity to review and provide comments on the preliminary proxy statement and the definitive proxy statement. The Company shall notify Purchaser promptly of the receipt of any comments from the Commission or its staff with respect to the proxy statement and of any request by the Commission or its staff for amendments or supplements to such proxy statement or for additional information (but the Company shall not provide any Purchaser with any material, non-public information, unless requested by such Purchaser and pursuant to a written agreement regarding the confidentiality and use of such information). If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. In the event that Stockholder Approval is not obtained at such stockholder meeting, the Company shall include a proposal to approve (and the Board of Directors shall recommend approval of) such proposal at a meeting of its stockholders to be held no less than once in each subsequent four-month period beginning on the date of such stockholder meeting until such approval is obtained.

4.9           Governance Matters.

(a)            Lead Investor Board Representative. Upon Closing, the Company shall issue the Special Voting Stock to the Lead Investor, which shall provide the holder of the Special Voting Stock the right to appoint one (1) member of the Board of Directors (which position, for the avoidance of doubt, shall initially be vacant) so long as the Lead Investor holds at least 5% of the then outstanding shares of Common Stock (the “Lead Investor Board Designation Right”)).

(b)            In addition, during the period commencing on the Closing, at any time that the Lead Investor has not exercised the Lead Investor Board Designation Right, for so long as the Lead Investor holds at least 50% of the Series A Preferred Stock (or, following the conversion of the Series A Preferred Stock, at least 50% of (x) the Pre-Funded Warrants and/or (y) the Underlying Shares issuable upon exercise of the Pre-Funded Warrants)) purchased by the Lead Investor as of the Closing Date, the Lead Investor shall have the right to designate one (1) individual to be present and participate in a non-voting capacity at all meetings of the Board of Directors or any committee thereof, including any telephonic meetings (such individual, the “Lead Investor Board Observer”). Any materials that are sent by the Company to the members of the Board of Directors in their capacity as such shall be sent to the Lead Investor Board Observer simultaneously by means reasonably designed to ensure timely receipt by the Lead Investor Board Observer, and the Company will give the Lead Investor Board Observer notice of such meetings, by the same means as such notices are delivered to the members of the Board of Directors and at the same time as notice is provided or delivered to the Board of Directors; provided, that the Lead Investor Board Observer agrees to hold in confidence and trust, to act in a fiduciary manner with respect to and not to disclose any information provided to or learned by the Lead Investor Board Observer acting in such capacity, whether in connection with the Lead Investor Board Observer’s attendance at meetings of the Board of Directors, in connection with the receipt of materials delivered to the Board of Directors or otherwise. Notwithstanding the provisions of this Section 4.9(b), the Company reserves the right to exclude the Lead Investor Board Observer from any meeting of the Board of Directors, or a portion thereof, and to redact portions of any materials delivered to the Lead Investor Board Observer where and to the extent that the Company reasonably believes that withholding such information or excluding the Lead Investor Board Observer from attending such meeting of the Board of Directors, or a portion thereof, is reasonably necessary: (i) to preserve attorney-client, work product or similar privilege between the Company and its counsel with respect to any matter; (ii) to comply with the terms and conditions of confidentiality agreements between the Company and any third parties; or (iii) because the Board of Directors has determined in good faith that there exists, with respect to the subject of such deliberation or such information, an actual or potential conflict of interest between the Lead Investor and the Company. The Lead Investor Board Observer shall use the same degree of care to protect the Company’s confidential and proprietary information as the Lead Investor uses to protect its confidential and proprietary information of like nature, but in no circumstances with less than reasonable care.

4.10          No Rights Agreement. The Company shall not enter into any poison pill agreement, stockholders’ rights plan or similar agreement that shall limit the rights of a Purchaser to acquire Common Stock unless such poison pill agreement, stockholders’ rights plan or similar agreement grants an exemption or waiver to the Purchaser immediately effective upon execution of such plan or agreement that would allow the Purchaser to acquire such Common Stock.

4.11          Certain Transactions. Prior to the Closing, the Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party.

4.12           Ordinary Course of Business. Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 6.16, the Company shall, and shall cause each Subsidiary to, use reasonable best efforts to carry on its business in the ordinary course of business and to maintain and preserve its and such Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, to the extent reasonably practicable, the Company shall consult with Purchasers prior to taking any material actions outside of the ordinary course of business at any time prior to the earlier of the Closing Date and termination of this Agreement pursuant to Section 6.16.

4.13           Pre-Emptive Rights.

    (a)               Sale of New Securities. If, at any time following the Closing, the Company or any of its Subsidiaries makes any public or nonpublic offering or sale of any Common Stock, other capital stock of the Company or other type of equity interest, warrants, options or other securities of the Company, including any securities that are convertible into or exchangeable into the foregoing (other than (i) Common Stock issuable to officers, employees, directors, managers or independent contractors of the Company or any of its Subsidiaries in connection with warrants, options, notes or other rights to acquire securities of the Company issued pursuant to a Stock Plan, (ii) Common Stock, other capital stock of the Company or any other type of equity interest, warrants, options, convertible securities or other securities offered, sold or issued by the Company upon conversion, exercise or exchange of any securities of the Company outstanding immediately prior to the Closing and disclosed on the Capitalization Table, (iii) Common Stock, other capital stock of the Company or any other type of equity interest, warrants, options, convertible securities or other securities offered, sold or issued by the Company to equipment lessors, pursuant to an equipment leasing transaction, (iv) Common Stock, other capital stock of the Company or any other type of equity interest, warrants, options, convertible securities or other securities offered, sold or issued by the Company as acquisition consideration pursuant to the acquisition of another corporation, entity or business by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, and (v) Underlying Shares offered sold or issued by the Company upon conversion, exercise or exchange of any of the Securities) (any such security, a “New Security”), then the Lead Investor shall have the right (but not the obligation) to acquire from the Company for the same price and on the same terms as such New Securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock interest in the Company (calculated on a fully diluted basis, assuming the exercise in full, for cash, of any convertible or exchangeable securities, including the Securities) immediately prior to any such issuance of New Securities; provided, however, that notwithstanding anything in this Section 4.13 to the contrary, if such New Security is Common Stock or securities that are convertible into or exchangeable into Common Stock, then if the Lead Investor then holds any Pre-Funded Warrants, such New Securities purchased by the Lead Investor pursuant to this Section 4.13 shall instead be issued to the Lead Investor as additional Pre-Funded Warrants. The amount of New Securities that the Lead Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock held by the Lead Investor, if any, and (ii) without duplication, the number of shares of Common Stock represented by the Securities held by the Lead Investor calculated on a fully diluted basis as of such date, if any, and the denominator of which is the total number of Common Stock outstanding (calculated on a fully diluted basis as of such date).

    (b)               Notice. In the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give the Lead Investor written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing, and all other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten Business Days, as the case may be, after the initial filing of a registration statement with the Commission with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering. If the information contained in the notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such notice only to the individuals identified on the Lead Investor’s signature page hereto, and shall not communicate the information to anyone else acting on behalf of the Lead Investor without the consent of one of the designated individuals. The Lead Investor shall have twenty Business Days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.13 and as to the amount of New Securities the Lead Investor desires to purchase, up to the maximum amount calculated pursuant to Section 4.13(a). Such notice shall constitute a nonbinding indication of interest of the Lead Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Lead Investor to respond within such twenty Business Day period shall be deemed to be a waiver of the Lead Investor’s rights under this Section 4.13 only with respect to the Offering described in the applicable notice (and not, for the avoidance of doubt, with respect to any future Offerings).

    (c)               Purchase Mechanism. If the Lead Investor exercises its rights provided in this Section 4.13, the closing of the purchase of the New Securities by the Lead Investor with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals). Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by the Lead Investor will occur no earlier than the closing of the Offering triggering the right being exercised by the Lead Investor. Each of the Company and the Lead Investor agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

    (d)               Failure of Purchase. In the event the Lead Investor fails to exercise its rights provided in this Section 4.13 within said twenty Business Day period or, if so exercised, the Lead Investor is unable to consummate such purchase within the time period specified in Section 4.13(c) above because of its failure to obtain any required regulatory consent or approval, the Company shall thereafter be entitled (during the period of 60 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.13 by the Lead Investor or which the Lead Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Company’s notice to the Lead Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without again offering such securities to the Lead Investor in the manner provided in this Section 4.13.

    (e)               Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

    (f)               Cooperation. The Company and the Lead Investor shall cooperate in good faith to facilitate the exercise of the Lead Investor’s rights under this Section 4.13, including to secure any required approvals or consents.

    (g)               Waiver. The Lead Investor may waive any or all of its rights under this Section 4.13 with respect to the purchase or proposed purchase by the Lead Investor of any New Securities (including, without limitation, the Lead Investor’s right to receive written notice from the Company of any proposed Offering at least twenty Business Days prior to the proposed consummation date of any such proposed Offering and the Lead Investor’s right to have a period of at least 30 days after the Lead Investor exercises its rights under this Section 4.13 to purchase the New Securities in respect of which the Lead Investor has exercised such rights) by executing and delivering to the Company a written instrument, document or agreement waiving such rights.

    (h)               Termination of Rights. The Lead Investor’s rights under this Section 4.13 shall terminate immediately following the Trading Day in which the Company’s volume weighted average price equals or exceeds $5.275 over the preceding thirty day period.

4.14           Ownership Limitation. Notwithstanding anything to the contrary in the Transaction Documents, neither the Company nor any Subsidiary thereof shall take any action (including any redemption, repurchase, or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock), that would cause the Lead Investor’s ownership of voting securities of the Company (together with the ownership by the Lead Investor’s Affiliates of voting securities of the Company) to increase above 4.99%, without the prior written consent of the Lead Investor, which consent must be provided on 61 days’ notice (up to a maximum of 19.99%).

4.15           Most Favored Nation. During the period from the date hereof through the Closing, neither the Company nor any of the Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of the Subsidiaries that have the effect of establishing rights or otherwise benefitting such investor in a manner more favorable in any respect to such investor than the rights and benefits established in favor of the Lead Investor by this Agreement, unless, in any such case, the Lead Investor has been offered such rights and benefits. The Company represents and warrants to the Lead Investor that as of the date hereof, no agreements exist with other Purchasers that have the effect of establishing rights or otherwise benefitting such Purchasers in a manner more favorable in any respect to such Purchaser than the rights and benefits established in favor of the Lead Investor by this Agreement.

4.16           Reservation of Common Stock. The Company shall reserve and keep available at all times during which the Pre-Funded Warrants or Coverage Warrants are exercisable, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Underlying Shares pursuant to this Agreement.

4.17           Voting Agreements. The Company shall use commercially reasonable efforts to enter into Voting Agreements with affiliates of Healthcare Ventures, which shall collectively represent at least 29.3% of the issued and outstanding shares of Common Stock of the Company. The Company shall enforce the terms of the Voting Agreements and not amend or waive the terms thereof without the prior written consent of the Lead Investor.

4.18           No Conflicting Agreements . The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Purchasers under the Transaction Documents.

4.19           Satisfaction of Closing Conditions. The Company and the Purchasers will use their reasonable best efforts to obtain the satisfaction of the conditions to Closing set forth in Section 5.1 and 5.2 hereof, respectively.

4.20           Tax Matters. Notwithstanding anything in this Agreement, the Company shall use reasonable best efforts (which shall include consultation with nationally recognized tax counsel or a nationally recognized accounting firm in the preparation of the Company’s tax returns and information returns and reports) to:

    (a)               not treat the Series A Preferred Stock or Series B Preferred Stock as “preferred stock” within the meaning of Sections 351(g)(3)(A) or 356(e) of the Code, unless an alternative treatment is required as a result of a “final determination” within the meaning of Section 1313(a) of the Code, and in the event that the Company or the U.S. taxing authorities take a position contrary to such treatment as not “preferred stock,” or U.S. withholding or income tax is otherwise deducted or imposed in connection with the foregoing, the Company shall indemnify the direct or indirect holders of Series A Preferred Stock and Series B Preferred Stock (or the Pre-Funded Warrants, Series A Coverage Warrants or Series B Coverage Warrants into which they are converted, as applicable) who are non-U.S. persons for U.S. federal income tax purposes and who are not required to treat the relevant income as “effectively connected” with the conduct of a U.S. trade or business within the meaning of Section 864(c) of the Code, on an after-tax basis, for any U.S. withholding or income tax actually deducted with respect to or imposed on such holders;

    (b)               timely provide a holder of the Series A Preferred Stock, or a holder of the Series B Preferred Stock, and their respective tax advisers, upon request, with (i) any information or tax forms (including, without limitation, IRS Form 1099 or IRS Form 1042-S) to the extent necessary to enable any direct or indirect holder of Series A Preferred Stock, or any direct or indirect holder of Series B Preferred Stock, to prepare and file any tax returns or calculate or pay any withholding or income tax, if any, and (ii) access to the Company’s tax advisors in connection with the foregoing, provided, however, that the Company and its tax advisors will not be responsible for preparing any such tax return for such holder;

    (c)               treat the conversion described in Section 6(a) of the Series A Preferred Stock Certificate of Designation as a “recapitalization” pursuant to a “plan of reorganization” within the meaning of Section 368(a)(1)(E) of the Code, and not treat any portion of the Pre-Funded Warrants or the Series A Coverage Warrants as “other property or money” within the meaning of Section 356(a) of the Code, unless, in each case, an alternative treatment is required as a result of a “final determination” within the meaning of Section 1313(a) of the Code, and in the event that the Company or the U.S. taxing authorities take a position contrary to such treatment as a “recapitalization” or as not “other property or money,” or U.S. withholding or income tax is otherwise deducted or imposed in connection with the foregoing, the Company shall indemnify the direct or indirect holders of Series A Preferred Stock (or the Pre-Funded Warrants or the Series A Coverage Warrants into which they are converted, as applicable) who are non-U.S. persons for U.S. federal income tax purposes and who are not required to treat the relevant income as “effectively connected” with the conduct of a U.S. trade or business within the meaning of Section 864(c) of the Code, on an after-tax basis, for any U.S. withholding or income tax actually deducted with respect to or imposed on such holders; and

    (d)               treat the conversion described in Section 6(a) of the Series B Preferred Stock Certificate of Designation as a “recapitalization” pursuant to a “plan of reorganization” within the meaning of Section 368(a)(1)(E) of the Code, and not treat any portion of the Series B Coverage Warrants as “other property or money” within the meaning of Section 356(a) of the Code, unless, in each case, an alternative treatment is required as a result of a “final determination” within the meaning of Section 1313(a) of the Code, and in the event that the Company or the U.S. taxing authorities take a position contrary to such treatment as a “recapitalization” or as not “other property or money,” or U.S. withholding or income tax is otherwise deducted or imposed in connection with the foregoing, the Company shall indemnify the direct or indirect holders of Series B Preferred Stock (or the Series B Coverage Warrants into which they are converted, as applicable) who are non-U.S. persons for U.S. federal income tax purposes and who are not required to treat the relevant income as “effectively connected” with the conduct of a U.S. trade or business within the meaning of Section 864(c) of the Code, on an after-tax basis, for any U.S. withholding or income tax actually deducted with respect to or imposed on such holders.

Article V.
CONDITIONS PRECEDENT TO CLOSING

5.1             Conditions Precedent to the Obligations of Purchasers. The obligation of each Purchaser to acquire the Purchased Shares at the Closing, and the obligation of Life Sciences to acquire the Special Voting Share at the Closing, is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

    (a)               Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date; provided, however, any representations or warranties qualified as to materiality or Material Adverse Effect shall be true and correct in all respects.

    (b)               Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

    (c)              No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

    (d)              Consents. Except for the Stockholder Approval, the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Purchased Shares, all of which shall be and remain so long as necessary in full force and effect.

    (e)               No Suspensions of Trading in Common Stock; Listing. The Common Stock (i) shall be approved for quotation or listing on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market.

    (f)                Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

    (g)               Officer’s Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), 5.1(b), 5.1(c) and 5.1(e), in form and substance reasonably satisfactory to the Purchasers.

    (h)               Voting Agreements. The Voting Agreements shall be in full force and effect.

    (i)                No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

5.2              Conditions Precedent to the Obligations of the Company. The Company’s obligation to sell and issue Purchased Shares to a Purchaser at the Closing, and the Company’s obligation to sell and issue the Special Voting Share to Life Sciences at the Closing, is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

    (a)               Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects (without giving effect to any materiality qualifications therein) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

    (b)               Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

    (c)               Purchaser’s Deliverables. Such Purchaser shall have delivered its applicable Purchaser Deliverables in accordance with Section 2.2(b).

Article VI.
MISCELLANEOUS

6.1             Fees and Expenses. The Company acknowledges that the Lead Investor has expended and is expending significant time and money in connection with this Agreement. In order to induce the Lead Investor to execute this Agreement and to expend the time and resources necessary to effect its investment in the Securities, the Company agrees that in the event (i) Closing is completed under the terms set forth in this Agreement, or (ii) the Closing is not consummated other than due to a breach by the Lead Investor of the terms of this Agreement, the Company will reimburse the Lead Investor for the reasonable documented out-of-pocket expenses of the Lead Investor incurred in connection with its due diligence and the preparation and negotiation of this Agreement and the transactions contemplated by this Agreement including, but not limited to, the fees and expenses of counsel incurred by the Lead Investor and its affiliates in connection with the transactions contemplated by this Agreement. Such Lead Investor expense reimbursement will not exceed $250,000 in the aggregate. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Purchased Shares to the Purchasers, and the Company shall file all necessary tax returns and other documentation with respect to such fees, taxes and duties.

6.2             Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3             Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.3 prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:      Leap Therapeutics, Inc.

47 Thorndike Street, Suite B1-1

Cambridge, MA 02141

Attn: Douglas E. Onsi

Email: Donsi@leaptx.com

Fax: (617) 395-2647

With a copy to:           Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110-1726

Attn: Julio E. Vega, Esq.

Email: Julio.vega@morganlewis.com

Fax: 617-341-7701

If to a Purchaser:         At the address set forth on the signature page hereto or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4            Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers affected by such amendment or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold the Purchased Shares or Underlying Shares.

6.5             Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6             Successors, Assigns and Guarantors. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Except as otherwise provided herein, any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers.”

6.7             No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than Indemnified Persons.

6.8             Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the United States District Court for the Southern District of New York sitting in the borough of Manhattan, New York. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of the United States District Court for the Southern District of New York, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9            Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Purchased Shares.

6.10           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11           Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12           Replacement of Securities. If any certificate or instrument evidencing any Securities are mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any Loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. The Company therefore agrees that the Purchasers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

6.14           Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15           Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

6.16           Termination.

    (a)               This Agreement may be terminated and the sale and purchase of the Purchased Shares may be abandoned at any time prior to the Closing by either the Company or the Purchasers as follows:

      (i)              upon the mutual written consent of the Company and the Purchasers;

      (ii)             by the Company if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

      (iii)            by a Purchaser (with respect to itself only) if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser; or

      (iv)            by either the Company or any Purchaser (with respect to itself only) if the Closing has not occurred on or prior to January 31, 2020;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

    (b)              The Company shall give prompt notice of any such termination to each other Purchaser, and, if necessary, work in good faith to restructure the transaction to allow each Purchaser that does not exercise a termination right to purchase the full number of securities set forth below such Purchaser’s name on the signature page of this Agreement while remaining in compliance with Section 4.14.

    (c)               Nothing in this Section 6.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

    (d)               In the event of any termination of this Agreement as provided in this Section 6.16, this Agreement (other than Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for intentional breach of this Agreement. Upon a termination in accordance with this Section 6.16, no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

6.17           Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.18           Adjustments in Stock Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.19           No Recourse. Each party hereto covenants, agrees and acknowledges that no person other than a Purchaser has obligations hereunder and that no person shall have any remedy, recourse or right of recovery against, or contribution from, any of Purchaser Related Party, whether through Purchaser or otherwise, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, by or through a claim by or on behalf of Purchaser against any Purchaser Related Party, or otherwise. The term “Purchaser Related Party” means (1) any Affiliate of Purchaser, (2) any former, current or future general or limited partners, members, managers, stockholders, holders of any equity, partnership or limited liability company interest, officers, directors, employees, agents, controlling persons, investment advisors, or assignees of Purchaser or any of its Affiliates, or (3) any former, current or future general or limited partners, members, managers, stockholders, holders of any equity, partnership or limited liability company interest, officers, directors, employees, agents, controlling persons, assignees, investment advisors or Affiliates of any of the foregoing.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Leap Therapeutics, Inc.

By:	/s/ Christopher Mirabelli, Ph.D.
Name:	Christopher Mirabelli, Ph.D.
Title:	President and Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

Signature Page to Securities Purchase Agreement

667, L.P.

Name of Purchaser (Person or entity in whose name the shares will be registered) Scott L. Lessing, President	Address for notice:
Name and title of authorized officer (if subscriber is a business entity)

By: BAKER BROS. ADVISORS LP, management company and investment advisor to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P. general partner to 667, L.P., and not as the general partner

/s/ Scott L. Lessing	Street
Signature	City	State	Zip

SSN/Tax ID No.:	Attn:

Phone No.:

Fax No.:

E-mail address:

Number of Series A Preferred Stock subscribed for: 118,847 Total Purchase Price: $1,252,647.38

Delivery Instructions, if different from above:
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:

Signature Page to Securities Purchase Agreement

BAKER BROTHERS LIFE SCIENCES, L.P.

Name of Purchaser (Person or entity in whose name the shares will be registered) Scott L. Lessing, President	Address for notice:
Name and title of authorized officer (if subscriber is a business entity)

By: BAKER BROS. ADVISORS LP,
management company and investment advisor to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner

/s/ Scott L. Lessing	Street
Signature	City	State	Zip

SSN/Tax ID No.:	Attn:

Phone No.:

Fax No.:

E-mail address:

Number of Series A: 1,302,954 Total Purchase Price: $13,733,135.16

Delivery Instructions, if different from above:	c/o
Street:
City/State/Zip:
Attention:
Telephone No.:

Signature Page to Securities Purchase Agreement

BeiGene, Ltd.

Name of Purchaser (Person or entity in whose name the shares will be registered) Scott A. Samuels, Esq. Senior Vice President, General Counsel	Address for notice:
Name and title of authorized officer (if subscriber is a business entity) /s/ Scott A. Samuels	Street
Signature	City	State	Zip

SSN/Tax ID No.:	Attn:

Phone No.:

Fax No.:

E-mail address:

Number of Series B Preferred Stock subscribed for: 473,934 Total Purchase Price: $5,000,003.70

Delivery Instructions, if different from above:
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:

Signature Page to Securities Purchase Agreement

Perceptive Life Sciences Master Fund, Ltd.

Name of Purchaser (Person or entity in whose name the shares will be registered) James H. Mannix Chief Operating Officer	Address for notice:
Name and title of authorized officer (if subscriber is a business entity) By: Perceptive Advisors, LLC /s/ James H. Mannix	Street
Signature	City	State	Zip

SSN/Tax ID No.:	Attn:

Phone No.:

Fax No.:

E-mail address:

Number of Series B Preferred Stock subscribed for: 663,508 Total Purchase Price: $7,000,009.40

Delivery Instructions, if different from above:
c/o
Street:
City/State/Zip:
Attention:
Telephone No.:

EXHIBIT INDEX

Exhibit A	-	Form of Series A Preferred Stock Certificate of Designation
Exhibit B	-	Form of Series B Preferred Stock Certificate of Designation
Exhibit C	-	Form of Pre-Funded Warrant
Exhibit D	-	Form of Series A Coverage Warrant
Exhibit E	-	Form of Series B Coverage Warrant
Exhibit F	-	Form of Special Voting Stock Certificate of Designation
Exhibit G	-	Form of Voting Agreement
Exhibit H	-	Form of Lead Investor Registration Rights Agreement
Exhibit I	-	Form of Purchasers’ Registration Rights Agreement

Exhibit A

Form of Series A Preferred Stock Certificate of Designation

CERTIFICATE OF DESIGNATION OF SERIES A MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL PREFERRED STOCK OF LEAP THERAPEUTICS, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Leap Therapeutics, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the Certificate of Incorporation and Bylaws of the Corporation and applicable law, adopted the following resolution on December 31, 2019 creating a series of preferred stock, par value $0.001 per share, of the Corporation designated as “Series A Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock”.

RESOLVED, that pursuant to the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and applicable law, a series of preferred stock, par value $0.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1.               Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Board of Directors” means the Board of Directors of the Corporation.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means this Certificate of Designation of Series A Preferred Stock of the Corporation, as the same may be amended and/or restated, modified or supplemented from time to time.

“Change of Control” means (i) any merger or consolidation of the Corporation with or into another Person, in which the Corporation is not the surviving entity and in which the stockholders of the Corporation immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Corporation effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Corporation or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Corporation and the Corporation or such other Person, as applicable, accepts such tender for payment, (iv) the Corporation consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the capital stock of the Corporation (except for any such transaction in which the stockholders of the Corporation immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 7(a)).

“Change of Control Redemption Price” shall have the meaning set forth in Section 8.

“Code” means the U.S. Internal Revenue Code of 1986, as amended (including any successor statute).

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and any other class of securities into which such securities may hereafter be classified or changed into.

“Conversion Amount” shall have the meaning set forth in Section 6(a).

“Conversion Warrants” means, collectively, the Pre-Funded Warrants and the Series A Coverage Warrants.

“Corporation” means Leap Therapeutics, Inc.

“Coverage Warrants” shall have the meaning ascribed thereto in the Securities Purchase Agreement.

“DGCL” shall mean the Delaware General Corporation Law.

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Holder” means any holder of Series A Preferred Stock.

“Issuance Date” means January 7, 2020.

“Junior Securities” shall have the meaning set forth in Section 5(a).

“Liquidation Preference” shall mean $10.54.

“Mandatory Conversion Date” shall have the meaning set forth in Section 6(a).

“Parity Securities” shall have the meaning set forth in Section 5(a).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrants” means the “Pre-Funded Warrants” as defined in the Securities Purchase Agreement.

“Pre-Funded Warrants Conversion Amount” shall have the meaning set forth in Section 6(a).

“Section 5(c) Participating Holders” shall have the meaning set forth in Section 5(c).

“Securities Purchase Agreement” means that certain securities purchase agreement, dated as of January 3, 2020, by and among the Corporation and the “Purchasers” named therein.

“Senior Securities” shall have the meaning set forth in Section 5(a).

“Series A Cash Dividend” shall have the meaning set forth in Section 3(a).

“Series A Coverage Warrant” means one of the “Series A Coverage Warrants” as defined in the Securities Purchase Agreement.

“Series A Coverage Warrants Conversion Amount” shall have the meaning set forth in Section 6(a).

“Series A Preferred Stock” shall have the meaning set forth in Section 2(a).

“Series A Preferred Stock Register” shall have the meaning set forth in Section 2(b).

“Series B Certificate of Designation” means the Certificate of Designation of the Series B Preferred Stock.

“Series B Preferred Stock” means the Corporation’s Series B Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, with a par value of $0.001 per share.

“Stockholder Approval” shall have the meaning ascribed thereto in the Securities Purchase Agreement.

“Transfer Agent” shall have the meaning set forth in Section 6(b)(i).

Section 2.               Designation; Amount and Par Value; Assignment.

(a)              The series of preferred stock designated by this Certificate of Designation shall be designated as the Corporation's Series A Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock (the “Series A Preferred Stock”) and the number of shares so designated shall be 1,421,801 (which shall not be subject to increase without the written consent of the Holders of a majority of the issued and outstanding Series A Preferred Stock). Each share of Series A Preferred Stock shall have a par value of $0.001 per share. Except as set forth herein with respect to the additional rights to dividends, rank and liquidation, the Series A Preferred Stock is intended to provide the same economic rights as the Common Stock. Accordingly, the Corporation shall not treat the Series A Preferred Stock as “preferred stock” within the meaning of Sections 351(g)(3)(A) or 356(e) of the Code and the Treasury Regulations thereunder, unless an alternative treatment is required as a result of a “final determination” within the meaning of Section 1313(a) of the Code.

(b)              The Corporation shall register shares of the Series A Preferred Stock in the name of the Holders thereof from time to time upon records to be maintained by the Corporation for that purpose, or, at the option of the Corporation, the Corporation's transfer agent (the “Series A Preferred Stock Register”). The Series A Preferred Stock may be issued in certificated or book entry form, provided that the Corporation shall issue one or more certificates representing shares of Series A Preferred Stock, to the extent such issuance is requested by a given Holder. References herein to certificates representing the Series A Preferred Stock shall apply only if such shares have been issued in certificated form. The Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee (if requested) and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

Section 3.               Dividends.

(a)              Unless the Series A Preferred Stock has been converted in accordance with Section 6, and subject to the preferential rights of holders of any class or series of Senior Securities, the holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available for the payment of dividends, cash dividends at the rate of 8% per annum (which, for the avoidance of doubt, shall be in addition to the entitlement of the holders of Series A Preferred stock to any dividends declared on the outstanding shares of Common Stock on an as-converted basis). Dividends on the Series A Preferred Stock are cumulative and payable in arrears in accordance with the provisions set forth below in this Section 3(a). Dividends on any outstanding shares of the Series A Preferred Stock (each a “Series A Cash Dividend”) shall be payable quarterly in arrears within forty-five (45) days after the end of each quarter (each such payment date, a “Dividend Payment Date”); provided, however, dividends will begin accruing on the Issuance Date and the first Series A Cash Dividend will be payable within forty-five (45) days after the quarter ending June 30, 2020 and will be in an amount equal to the total amount of accrued dividends on any outstanding shares of the Series A Preferred Stock during the period commencing on the Issuance Date and ending on June 30, 2020. Any dividend payable on the Series A Preferred Stock for any partial dividend period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be any date designated by the Board of Directors for the payment of dividends that is not more than 90 nor less than five days prior to such Dividend Payment Date.

(b)              So long as any shares of Series A Preferred Stock remain outstanding, the vote by written consent of holders of not less than a majority of the shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a class, shall be required in order for the Corporation to (i) make any dividend or distribution to holders of Common Stock (including any redemptions or repurchases of any Common Stock), including (A) evidences of its indebtedness, (B) any security (other than a distribution of Common Stock covered by Section 7(a)), (C) cash or any other property or asset, or (D) rights or warrants to subscribe for or purchase any security, indebtedness, any other property or rights; (ii) pursue the approval of any stockholders of the Corporation in connection with the reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (iii) authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

(c)              When dividends are not paid in full upon the Series A Preferred Stock or any other class or series of Parity Securities, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series A Preferred Stock and any shares of Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series A Preferred Stock and accumulated, accrued and unpaid on such Parity Securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Parity Securities do not have a cumulative dividend). For the avoidance of doubt, whether or not declared by the Board, all accrued and unpaid dividends on all shares of Series A Preferred Stock shall be included in clause (x) of Section 6(a) for the determination of the Conversion Amount.

(d)              The Corporation shall use reasonable best efforts (which shall include consultation with nationally recognized tax counsel or a nationally recognized accounting firm in the preparation of the Corporation’s tax returns and information returns and reports) to timely provide a Holder and its tax advisers, upon request, with (i) any information or tax forms (including, without limitation, IRS Form 1099 or IRS Form 1042-S) to the extent necessary to enable any direct or indirect Holder to prepare and file any tax returns or calculate or pay any withholding or income tax, if any, and (ii) access to the Corporation’s tax advisors in connection with the foregoing. Notwithstanding the foregoing, the Corporation and its tax advisors will not be responsible for preparing any such tax return for such Holder.

Section 4.               Voting Rights. Except as otherwise provided herein or as otherwise required by the DGCL, the Series A Preferred Stock shall have no voting rights and shall not be included in determining the number of shares voting or entitled to vote on any matter. However, as long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote by written consent of the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock, voting together as a class, (a) create any class of Senior Securities or Parity Securities (other than this Series A Preferred Stock or the Series B Preferred Stock), (b) modify the terms of this Series A Preferred Stock or the Series B Preferred Stock, (c) liquidate, dissolve or wind-up the business and affairs of the Corporation in any form of transaction, or consent to any of the foregoing or (d) take any other action which, under the laws of Delaware or any other applicable law, requires the prior approval (by vote or written consent) of this Series A Preferred Stock and the Series B Preferred Stock, voting together as a separate class. The Corporation will not amend the Series B Certificate of Designation (or any subsequent provisions) without making an equivalent amendment to this Certificate of Designation.

Section 5.               Rank; Liquidation.

(a)              The Series A Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series A Preferred Stock (“Junior Securities”); (iii) on parity with the Series B Preferred Stock and any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series A Preferred Stock (“Senior Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

(b)              Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive, prior and in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount per share of Series A Preferred Stock held by such Holder equal to the Liquidation Preference plus an additional amount equal to any dividends accrued and unpaid and/or declared but unpaid on such share of Series A Preferred Stock. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series A Preferred Stock and holders of shares of Parity Securities in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock and Parity Securities held by them upon such distribution if all amounts payable on or with respect to such shares of Series A Preferred Stock and Parity Securities were paid in full.

(c)              Upon a liquidation, dissolution or winding up of the Corporation, after payment in full of all preferential amounts required to be paid to the Holders under Section 5(b), all preferential amounts required to be paid to the holders of all Parity Securities pursuant to the terms thereof and all amounts that are required to be paid to the holders of all Junior Securities pursuant to the terms thereof prior and in preference to the distribution of any amounts to the holders of Common Stock, the Holders shall be entitled to participate with the holders of Senior Securities then outstanding, the holders of Parity Securities then outstanding, the holders of Junior Securities then outstanding and the holders of Common Stock then outstanding (collectively, the “Section 5(c) Participating Holders”), pro rata as a single class based on the number of outstanding shares of Common Stock on an as-converted basis (assuming exercise of the underlying Pre-Funded Warrants and the underlying Coverage Warrants) held by each of the Section 5(c) Participating Holders as of immediately prior to the liquidation, dissolution or winding up of the Corporation, in the distribution of all the remaining assets and funds of the Corporation available for distribution to its stockholders.

Section 6.               Mandatory Conversion Upon Stockholder Approval.

(a)              Mandatory Conversion Upon Stockholder Approval. Upon the Corporation obtaining Stockholder Approval (the time of obtaining such Stockholder Approval is referred to herein as the “Mandatory Conversion Date”), then, for each Holder, the outstanding shares of Series A Preferred Stock held by such Holder shall automatically be converted, free of deduction or withholding for any taxes, into (i) a Pre-Funded Warrant to purchase a number of shares of Common Stock equal to (x) the sum of the Liquidation Preference and all accrued and unpaid dividends on all shares of Series A Preferred Stock held by such Holder; divided by (y) $1.054 (as such amount may be adjusted from time to time pursuant to Section 7, the “Pre-Funded Warrants Conversion Amount”) and (ii) a Series A Coverage Warrant to purchase the same number of shares of Common Stock as set forth in the preceding clause (i) (the “Series A Coverage Warrants Conversion Amount” and together with the Pre-Funded Warrants Conversion Amount, each a “Conversion Amount”). The Corporation will not amend Section 6(a) of the Series B Certificate of Designation (or any subsequent provisions) without making an equivalent amendment to this Section 6(a).

(b)              Mechanics of Conversion.

(i)              Procedural Requirements. All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Date. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Date. Upon receipt of such notice, each holder of certificated shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and, if requested, an agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Section 6(a), including the rights, if any, to receive notices and vote (other than notice of the Mandatory Conversion Date or as a holder of Common Stock), will terminate at the Mandatory Conversion Date (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), and the Holders will be deemed to have acquired the Conversion Warrants as of the Mandatory Conversion Date. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement), if any, for Series A Preferred Stock, the Corporation shall issue, or cause Continental Stock Transfer and Trust Company (the “Transfer Agent”) to issue, to each Holder the Conversion Warrants issued to such Holder on the Mandatory Conversion Date pursuant to this Section 6, and the Corporation shall register, or cause the Transfer Agent to register, in the name of such Holder such Conversion Warrants on the warrant ledger with respect to such Conversion Warrants. The Corporation will also issue and deliver to such Holder cash as provided in Section 6(b)(iii) in lieu of any fraction of a share of a Conversion Warrant otherwise issuable upon such conversion.

(ii)             [RESERVED.]

(iii)            Fractional Shares. Fractional shares, if any, of Conversion Warrants will not be issued upon conversion but, in lieu thereof, the Corporation will make a cash payment based on such fraction times the closing price of the Corporation's Common Stock as reported on the NASDAQ Global Market or such other stock exchange or quotation system on which the Common Stock is then listed or quoted, on the trading day immediately preceding the Mandatory Conversion Date.

(iv)           Transfer Taxes. The issuance of Conversion Warrants upon conversion of the Series A Preferred Stock shall be made without charge to any Holder for any documentary, stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Warrants, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Warrants upon conversion in a name other than that of the registered Holder(s) of such shares of Series A Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Warrants unless or until the such registered Holder(s) shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(v)            Tax Treatment. The Corporation shall use reasonable best efforts (which shall include consultation with nationally recognized tax counsel or a nationally recognized accounting firm in the preparation of the Corporation’s tax returns and information returns and reports) to treat the conversion described in Section 6(a) as a “recapitalization” pursuant to a “plan of reorganization” within the meaning of Section 368(a)(1)(E) of the Code, and not treat any portion of the Conversion Warrants as “other property or money” within the meaning of Section 356(a) of the Code, unless, in each case, an alternative treatment is required as a result of a “final determination” within the meaning of Section 1313(a) of the Code. In the event that the Corporation or the U.S. taxing authorities take a position contrary to such treatment as a “recapitalization” or as not “other property or money,” or U.S. withholding or income tax is otherwise deducted or imposed in connection with the foregoing, the Corporation shall indemnify the direct or indirect Holders of Series A Preferred Stock (or the Conversion Warrants into which they are converted, as applicable) who are non-U.S. persons for U.S. federal income tax purposes and who are not required to treat the relevant income as “effectively connected” with the conduct of a U.S. trade or business within the meaning of Section 864(c) of the Code, on an after-tax basis, for any U.S. withholding or income tax actually deducted with respect to or imposed on such Holders.

Section 7.               Certain Adjustments.

(a)              If the Corporation shall, at any time or from time to time prior to conversion of shares of Series A Preferred Stock, (i) pay a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Issuance Date and in accordance with the terms of such stock on the Issuance Date (or as amended) that is payable in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of shares of capital stock any additional shares of Common Stock of the Corporation, then, and in each such case, the Conversion Amount in effect immediately prior to such event shall be adjusted (and/or any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock (assuming exercise of the underlying Conversion Warrants) or other securities of the Corporation, cash or other assets, rights or property that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. Any adjustment made pursuant to clause (i) or (iv) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. Any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)              Notice to the Holders. Whenever the Conversion Amount is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Amount after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 8.               Redemption. No later than ten days prior to the consummation of a Change of Control to which the Corporation is a party, the Corporation shall deliver written notice thereof to the Holders and publicly disclose such notice setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date. In connection with any Change of Control (regardless of whether the Corporation is a party), the Corporation shall be required to redeem, to the fullest extent permitted by law and out of funds lawfully available therefor, all of such Holder’s Series A Preferred Stock. Any Series A Preferred Stock subject to redemption pursuant to this Section 8 shall, to the fullest extent permitted by law and out of funds lawfully available therefor, be redeemed by the Corporation in cash, without interest, at a price equal to the economic value of the Common Stock underlying the Pre-Funded Warrants, and, if in-the-money, the Common Stock underlying the Series A Coverage Warrants (assuming a “cashless exercise” thereof) (the “Change of Control Redemption Price”). For the avoidance of doubt, if the Change of Control Redemption Price is a negative number, the Corporation shall have no obligation to pay the holder the Change of Control Redemption Price. The Corporation shall make payment of the Change of Control Redemption Price (x) immediately prior to the Change of Control if the Corporation is a party thereto, and (y) substantially concurrently with the Change of Control if the Corporation is not a party thereto.

Section 9.               Miscellaneous.

(a)               Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 47 Thorndike Street, Suite B1-1, Cambridge, MA, facsimile: (617) 395-2647, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)              Lost or Mutilated Series A Preferred Stock Certificate. If a Holder's Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

(c)              Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series A Preferred Stock then outstanding.

(d)              Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(e)               Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f)                Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(g)              Status of Converted Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted or reacquired by the Corporation, such shares shall, without need for any action by the Board of Directors or otherwise, resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

(h)              Series B Preferred Stock. Notwithstanding anything herein to the contrary, the Series B Preferred Stock shall be considered Parity Securities hereunder. Further, holders of Series A Preferred Stock and Series B Preferred Stock shall vote together as a single class on all matters, except to the extent otherwise required under the DGCL.

********************

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 7th day of January, 2020.

LEAP THERAPEUTICS, INC.

By:	/s/ Christopher Mirabeilli, Ph.D.
Name: Christopher Mirabeilli, Ph.D.
Title: President and Chief Executive Officer

[Signature Page to Certificate of Designation]

Exhibit B

Form of Series B Preferred Stock Certificate of Designation

CERTIFICATE OF DESIGNATION
OF
SERIES B MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING
PERPETUAL PREFERRED STOCK
OF
LEAP THERAPEUTICS, INC.

Pursuant to Section 151 of the
General Corporation Law of
the State of Delaware

Leap Therapeutics, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the Certificate of Incorporation and Bylaws of the Corporation and applicable law, adopted the following resolution on December 31, 2019 creating a series of preferred stock, par value $0.001 per share, of the Corporation designated as “Series B Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock”.

RESOLVED, that pursuant to the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and applicable law, a series of preferred stock, par value $0.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1.               Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Board of Directors” shall have the meaning set forth in the preamble.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means this Certificate of Designation of Series B Preferred Stock of the Corporation, as the same may be amended and/or restated, modified or supplemented from time to time.

“Change of Control” means (i) any merger or consolidation of the Corporation with or into another Person, in which the Corporation is not the surviving entity and in which the stockholders of the Corporation immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Corporation effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Corporation or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Corporation and the Corporation or such other Person, as applicable, accepts such tender for payment, (iv) the Corporation consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the capital stock of the Corporation (except for any such transaction in which the stockholders of the Corporation immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 7(a)).

“Change of Control Redemption Price” shall have the meaning set forth in Section 8.

“Code” means the U.S. Internal Revenue Code of 1986, as amended (including any successor statute).

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and any other class of securities into which such securities may hereafter be classified or changed into.

“Common Stock Conversion Amount” shall have the meaning set forth in Section 6(a).

“Conversion Amount” shall have the meaning set forth in Section 6(a).

“Conversion Securities” means, collectively, (i) the shares of Common Stock issuable upon mandatory conversion of the Series B Preferred Stock pursuant to this Certificate of Designation and (ii) the Series B Coverage Warrants.

“Corporation” means Leap Therapeutics, Inc.

“Coverage Warrants” shall have the meaning ascribed thereto in the Securities Purchase Agreement.

“DGCL” shall mean the Delaware General Corporation Law.

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Holder” means any holder of Series B Preferred Stock.

“Issuance Date” means January 7, 2020.

“Junior Securities” shall have the meaning set forth in Section 5(a).

“Liquidation Preference” shall mean $10.55.

“Mandatory Conversion Date” shall have the meaning set forth in Section 6(a).

“Parity Securities” shall have the meaning set forth in Section 5(a).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrants” means the “Pre-Funded Warrants” as defined in the Securities Purchase Agreement.

“Section 5(c) Participating Holders” shall have the meaning set forth in Section 5(c).

“Securities Purchase Agreement” means that certain securities purchase agreement, dated as of January 3, 2020, by and among the Corporation and the “Purchasers” named therein.

“Senior Securities” shall have the meaning set forth in Section 5(a).

“Series A Certificate of Designation” means the Certificate of Designation of the Series A Preferred Stock.

“Series A Preferred Stock” means the Corporation’s Series A Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, with a par value of $0.001 per share.

“Series B Cash Dividend” shall have the meaning set forth in Section 3(a).

“Series B Coverage Warrant” means one of the “Series B Coverage Warrants” as defined in the Securities Purchase Agreement.

“Series B Coverage Warrants Conversion Amount” shall have the meaning set forth in Section 6(a).

“Series B Preferred Stock” shall have the meaning set forth in Section 2(a).

“Series B Preferred Stock Register” shall have the meaning set forth in Section 2(b).

“Stockholder Approval” shall have the meaning ascribed thereto in the Securities Purchase Agreement.

“Transfer Agent” shall have the meaning set forth in Section 6(b)(i).

Section 2.               Designation; Amount and Par Value; Assignment.

(a)               The series of preferred stock designated by this Certificate of Designation shall be designated as the Corporation's Series B Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be 1,137,442 (which shall not be subject to increase without the written consent of the Holders of a majority of the issued and outstanding Series B Preferred Stock). Each share of Series B Preferred Stock shall have a par value of $0.001 per share. Except as set forth herein with respect to the additional rights to dividends, rank and liquidation, the Series B Preferred Stock is intended to provide the same economic rights as the Common Stock. Accordingly, the Corporation shall not treat the Series B Preferred Stock as “preferred stock” within the meaning of Sections 351(g)(3)(A) or 356(e) of the Code and the Treasury Regulations thereunder, unless an alternative treatment is required as a result of a “final determination” within the meaning of Section 1313(a) of the Code.

(b)               The Corporation shall register shares of the Series B Preferred Stock in the name of the Holders thereof from time to time upon records to be maintained by the Corporation for that purpose, or, at the option of the Corporation, the Corporation's transfer agent (the “Series B Preferred Stock Register”). The Series B Preferred Stock may be issued in certificated or book entry form, provided that the Corporation shall issue one or more certificates representing shares of Series B Preferred Stock, to the extent such issuance is requested by a given Holder. References herein to certificates representing the Series B Preferred Stock shall apply only if such shares have been issued in certificated form. The Corporation may deem and treat the registered Holder of shares of Series B Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series B Preferred Stock in the Series B Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series B Preferred Stock so transferred shall be issued to the transferee (if requested) and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

Section 3.               Dividends.

(a)               Unless the Series B Preferred Stock has been converted in accordance with Section 6, and subject to the preferential rights of holders of any class or series of Senior Securities, the holders of Series B Preferred Stock shall be entitled to receive, out of funds legally available for the payment of dividends, cash dividends at the rate of 8% per annum (which, for the avoidance of doubt, shall be in addition to the entitlement of the holders of Series B Preferred stock to any dividends declared on the outstanding shares of Common Stock on an as-converted basis). Dividends on the Series B Preferred Stock are cumulative and payable in arrears in accordance with the provisions set forth below in this Section 3(a). Dividends on any outstanding shares of the Series B Preferred Stock (each a “Series B Cash Dividend”) shall be payable quarterly in arrears within forty-five (45) days after the end of each quarter (each such payment date, a “Dividend Payment Date”); provided, however, dividends will begin accruing on the Issuance Date and the first Series B Cash Dividend will be payable within forty-five (45) days after the quarter ending June 30, 2020 and will be in an amount equal to the total amount of accrued dividends on any outstanding shares of the Series B Preferred Stock during the period commencing on the Issuance Date and ending on June 30, 2020. Any dividend payable on the Series B Preferred Stock for any partial dividend period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be any date designated by the Board of Directors for the payment of dividends that is not more than 90 nor less than five days prior to such Dividend Payment Date.

(b)               So long as any shares of Series B Preferred Stock remain outstanding, the vote by written consent of holders of not less than a majority of the shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a class, shall be required in order for the Corporation to (i) make any dividend or distribution to holders of Common Stock (including any redemptions or repurchases of any Common Stock), including (A) evidences of its indebtedness, (B) any security (other than a distribution of Common Stock covered by Section 7(a)), (C) cash or any other property or asset, or (D) rights or warrants to subscribe for or purchase any security, indebtedness, any other property or rights; (ii) pursue the approval of any stockholders of the Corporation in connection with the reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (iii) authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

(c)               When dividends are not paid in full upon the Series B Preferred Stock or any other class or series of Parity Securities, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series B Preferred Stock and any shares of Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series B Preferred Stock and accumulated, accrued and unpaid on such Parity Securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Parity Securities do not have a cumulative dividend). For the avoidance of doubt, whether or not declared by the Board, all accrued and unpaid dividends on all shares of Series B Preferred Stock shall be included in clause (x) of Section 6(a) for the determination of the Conversion Amount.

(d)               The Corporation shall use reasonable best efforts (which shall include consultation with nationally recognized tax counsel or a nationally recognized accounting firm in the preparation of the Corporation’s tax returns and information returns and reports) to timely provide a Holder and its tax advisers, upon request, with (i) any information or tax forms (including, without limitation, IRS Form 1099 or IRS Form 1042-S) to the extent necessary to enable any direct or indirect Holder to prepare and file any tax returns or calculate or pay any withholding or income tax, if any, and (ii) access to the Corporation’s tax advisors in connection with the foregoing. Notwithstanding the foregoing, the Corporation and its tax advisors will not be responsible for preparing any such tax return for such Holder.

Section 4.               Voting Rights. Except as otherwise provided herein or as otherwise required by the DGCL, the Series B Preferred Stock shall have no voting rights and shall not be included in determining the number of shares voting or entitled to vote on any matter. However, as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote by written consent of the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock, voting together as a class, (a) create any class of Senior Securities or Parity Securities (other than the Series A Preferred Stock or this Series B Preferred Stock), (b) modify the terms of the Series A Preferred Stock or this Series B Preferred Stock, (c) liquidate, dissolve or wind-up the business and affairs of the Corporation in any form of transaction, or consent to any of the foregoing or (d) take any other action which, under the laws of Delaware or any other applicable law, requires the prior approval (by vote or written consent) of the Series A Preferred Stock and this Series B Preferred Stock, voting together as a separate class. The Corporation will not amend the Series A Certificate of Designation (or any subsequent provisions) without making an equivalent amendment to this Certificate of Designation.

Section 5.               Rank; Liquidation.

(a)               The Series B Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series B Preferred Stock (“Junior Securities”); (iii) on parity with the Series A Preferred Stock and any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series B Preferred Stock (“Senior Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

(b)               Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive, prior and in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount per share of Series B Preferred Stock held by such Holder equal to the Liquidation Preference plus an additional amount equal to any dividends accrued and unpaid and/or declared but unpaid on such share of Series B Preferred Stock. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series B Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series B Preferred Stock and holders of shares of Parity Securities in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series B Preferred Stock and Parity Securities held by them upon such distribution if all amounts payable on or with respect to such shares of Series B Preferred Stock and Parity Securities were paid in full.

(c)               Upon a liquidation, dissolution or winding up of the Corporation, after payment in full of all preferential amounts required to be paid to the Holders under Section 5(b), all preferential amounts required to be paid to the holders of all Parity Securities pursuant to the terms thereof and all amounts that are required to be paid to the holders of all Junior Securities pursuant to the terms thereof prior and in preference to the distribution of any amounts to the holders of Common Stock, the Holders shall be entitled to participate with the holders of Senior Securities then outstanding, the holders of Parity Securities then outstanding, the holders of Junior Securities then outstanding and the holders of Common Stock then outstanding (collectively, the “Section 5(c) Participating Holders”), pro rata as a single class based on the number of outstanding shares of Common Stock on an as-converted basis (assuming exercise of the underlying Pre-Funded Warrants and the underlying Coverage Warrants) held by each of the Section 5(c) Participating Holders as of immediately prior to the liquidation, dissolution or winding up of the Corporation, in the distribution of all the remaining assets and funds of the Corporation available for distribution to its stockholders.

Section 6.               Mandatory Conversion Upon Stockholder Approval.

(a)               Mandatory Conversion Upon Stockholder Approval. Upon the Corporation obtaining Stockholder Approval (the time of obtaining such Stockholder Approval is referred to herein as the “Mandatory Conversion Date”), then, for each Holder, the outstanding shares of Series B Preferred Stock held by such Holder shall automatically be converted, free of deduction or withholding for any taxes, into (i) a number of shares of Common Stock equal to (x) the sum of the Liquidation Preference and all accrued and unpaid dividends on all shares of Series B Preferred Stock held by such Holder; divided by (y) $1.055 (as such amount may be adjusted from time to time pursuant to Section 7, the “Common Stock Conversion Amount”) and (ii) a Series B Coverage Warrant to purchase the same number of shares of Common Stock as set forth in the preceding clause (i) (the “Series B Coverage Warrants Conversion Amount” and together with the Common Stock Conversion Amount, each a “Conversion Amount”). The Corporation will not amend Section 6(a) of the Series A Certificate of Designation (or any subsequent provisions) without making an equivalent amendment to this Section 6(a).

(b)               Mechanics of Conversion.

(i)                 Procedural Requirements. All holders of record of shares of Series B Preferred Stock shall be sent written notice of the Mandatory Conversion Date. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Date. Upon receipt of such notice, each holder of certificated shares of Series B Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and, if requested, an agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series B Preferred Stock converted pursuant to Section 6(a), including the rights, if any, to receive notices and vote (other than notice of the Mandatory Conversion Date or as a holder of Common Stock), will terminate at the Mandatory Conversion Date (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), and the Holders will be deemed to have acquired the Conversion Securities as of the Mandatory Conversion Date. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement), if any, for Series B Preferred Stock, the Corporation shall issue, or cause Continental Stock Transfer and Trust Company (the “Transfer Agent”) to issue, to each Holder the Conversion Securities issued to such Holder on the Mandatory Conversion Date pursuant to this Section 6, and the Corporation shall register, or cause the Transfer Agent to register, in the name of such Holder such Conversion Securities on the Common Stock or warrant, as the case may be, ledger with respect to such Conversion Securities. The Corporation will also issue and deliver to such Holder cash as provided in Section 6(b)(iii) in lieu of any fraction of a share of a Conversion Security otherwise issuable upon such conversion.

(ii)              [RESERVED.]

(iii)            Fractional Shares. Fractional shares, if any, of Conversion Securities will not be issued upon conversion but, in lieu thereof, the Corporation will make a cash payment based on such fraction times the closing price of the Corporation's Common Stock as reported on the NASDAQ Global Market or such other stock exchange or quotation system on which the Common Stock is then listed or quoted, on the trading day immediately preceding the Mandatory Conversion Date.

(iv)             Transfer Taxes. The issuance of Conversion Securities upon conversion of the Series B Preferred Stock shall be made without charge to any Holder for any documentary, stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Securities, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Securities upon conversion in a name other than that of the registered Holder(s) of such shares of Series B Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Securities unless or until the such registered Holder(s) shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(v)               Tax Treatment. The Corporation shall use reasonable best efforts (which shall include consultation with nationally recognized tax counsel or a nationally recognized accounting firm in the preparation of the Corporation’s tax returns and information returns and reports) to treat the conversion described in Section 6(a) as a “recapitalization” pursuant to a “plan of reorganization” within the meaning of Section 368(a)(1)(E) of the Code, and not treat any portion of the Conversion Securities as “other property or money” within the meaning of Section 356(a) of the Code, unless, in each case, an alternative treatment is required as a result of a “final determination” within the meaning of Section 1313(a) of the Code. In the event that the Corporation or the U.S. taxing authorities take a position contrary to such treatment as a “recapitalization” or as not “other property or money,” or U.S. withholding or income tax is otherwise deducted or imposed in connection with the foregoing, the Corporation shall indemnify the direct or indirect Holders of Series B Preferred Stock (or the Conversion Securities into which they are converted, as applicable) who are non-U.S. persons for U.S. federal income tax purposes and who are not required to treat the relevant income as “effectively connected” with the conduct of a U.S. trade or business within the meaning of Section 864(c) of the Code, on an after-tax basis, for any U.S. withholding or income tax actually deducted with respect to or imposed on such Holders.

Section 7.               Certain Adjustments.

(a)               If the Corporation shall, at any time or from time to time prior to conversion of shares of Series B Preferred Stock, (i) pay a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Issuance Date and in accordance with the terms of such stock on the Issuance Date (or as amended) that is payable in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of shares of capital stock any additional shares of Common Stock of the Corporation, then, and in each such case, the Conversion Amount in effect immediately prior to such event shall be adjusted (and/or any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series B Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock (assuming exercise of the underlying Series B Coverage Warrants) or other securities of the Corporation, cash or other assets, rights or property that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series B Preferred Stock been converted immediately prior to the occurrence of such event. Any adjustment made pursuant to clause (i) or (iv) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. Any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)               Notice to the Holders. Whenever the Conversion Amount is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Amount after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 8.               Redemption. No later than ten days prior to the consummation of a Change of Control to which the Corporation is a party, the Corporation shall deliver written notice thereof to the Holders and publicly disclose such notice setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date. In connection with any Change of Control (regardless of whether the Corporation is a party), the Corporation shall be required to redeem, to the fullest extent permitted by law and out of funds lawfully available therefor, all of such Holder’s Series B Preferred Stock. Any Series B Preferred Stock subject to redemption pursuant to this Section 8 shall, to the fullest extent permitted by law and out of funds lawfully available therefor, be redeemed by the Corporation in cash, without interest, at a price equal to the economic value of the Common Stock underlying such Series B Preferred Stock and, if in-the-money, the Common Stock underlying the Series B Coverage Warrants (assuming a “cashless exercise” thereof) (the “Change of Control Redemption Price”). For the avoidance of doubt, if the Change of Control Redemption Price is a negative number, the Corporation shall have no obligation to pay the holder the Change of Control Redemption Price. The Corporation shall make payment of the Change of Control Redemption Price (x) immediately prior to the Change of Control if the Corporation is a party thereto, and (y) substantially concurrently with the Change of Control if the Corporation is not a party thereto.

Section 9.               Miscellaneous.

(a)               Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 47 Thorndike Street, Suite B1-1, Cambridge, MA, facsimile: (617) 395-2647, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)               Lost or Mutilated Series B Preferred Stock Certificate. If a Holder's Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

(c)               Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series B Preferred Stock then outstanding.

(d)               Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(e)               Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f)                Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(g)               Status of Converted Series B Preferred Stock. If any shares of Series B Preferred Stock shall be converted or reacquired by the Corporation, such shares shall, without need for any action by the Board of Directors or otherwise, resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

(h)               Series A Preferred Stock. Notwithstanding anything herein to the contrary, the Series A Preferred Stock shall be considered Parity Securities hereunder. Further, holders of Series A Preferred Stock and Series B Preferred Stock shall vote together as a single class on all matters, except to the extent otherwise required under the DGCL.

********************

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 7th day of January, 2020.

LEAP THERAPEUTICS, INC.

By:	/s/ Christopher Mirabeilli, Ph.D.
Name: Christopher Mirabeilli, Ph.D.
Title: President and Chief Executive Officer

[Signature Page to Certificate of Designation]

Exhibit C

Form of Pre-Funded Warrant

FORM OF PRE-FUNDED WARRANT TO PURCHASE COMMON STOCK

          Number of Shares: [            ]
(subject to adjustment)

Warrant No.	Original Issue Date: [ ], 2020

Leap Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BAKER BROS. ENTITY] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [    ] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.001 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Pre-Funded Warrant to Purchase Common Stock (the “Warrant” (which, for the avoidance of doubt, shall include any New Warrant (as defined below))) at any time and from time to time on or after the date hereof (the “Original Issue Date”), subject to the following terms and conditions:

1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

(b) “Commission” means the United States Securities and Exchange Commission.

(c) “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets (such time, the “Close of Trading”). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined in good faith by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d) “Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the Nasdaq Global Market.

(e) “Securities Act” means the Securities Act of 1933, as amended.

(f) “Subject Entity” means any Person, Persons or Section 13(d) “group” or any Affiliate or associate of any such Person, Person or Section 13(d) “group”.

(g) “Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

(h) “Transfer Agent” means Continental Stock Transfer & Trust Company, the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

2. Warrant Register. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

4. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant at any time and from time to time on or after the Original Issue Date.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any. The aggregate exercise price of this Warrant, except for the Exercise Price, was pre-funded to the Company on or before the Original Issue Date, and consequently no additional consideration (other than the Exercise Price) shall be required by to be paid by the Holder to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-funded exercise price under any circumstance or for any reason whatsoever.

(c) The Company shall treat the exercise of this Warrant as a “tax nothing” for U.S. federal, state and/or local tax purposes, as applicable, such that no gain or loss shall be recognized by the Holder upon exercise, unless an alternative treatment is required as a result of a “final determination” within the meaning of Section 1313(a) of the U.S. Internal Revenue Code of 1986, as amended. In the event that the U.S. taxing authorities take a position contrary to the foregoing, or otherwise impose U.S. withholding or income tax in connection with the foregoing, then the Company shall indemnify any direct or indirect Holders who are non-U.S. persons for U.S. federal income tax purposes, on an after-tax basis, for any U.S. withholding or income tax actually imposed on such Holders.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system. The Company agrees that the Transfer Agent shall be at all times a participant in the Fast Automated Securities Transfer Program (the “FAST Program”) (or any equivalent or replacement program) so long as this Warrant remains outstanding and exercisable. The Holder, DTC (or its nominee) or any natural person or legal entity (each, a “Person”) so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If the Exercise Price, in the case of a cash exercise hereunder, is delivered to the Company any time after the first (1st) Trading Day following the delivery of the Exercise Notice, the Holder shall be deemed for all purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised on the date of delivery of the Exercise Price.

(b) If by the close of trading on the third (3rd) Trading Day after the Exercise Date, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a) or fails to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled, and if after such third (3rd) Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s sole and absolute discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any, but less the Exercise Price per Common Stock) for the shares of Common Stock so purchased in the Buy-In, at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In less the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date.

(c) To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date (or as amended) that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, makes any dividend or distribution to holders of Common Stock of (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), or (iii) cash or any other property or asset (in each case, “Distributed Property”), then, the Company shall (x) cause the Holder of this Warrant to receive its share of the Distributed Property in respect of such number of Warrant Shares that such Holder would be entitled to receive had the Holder exercised this Warrant in full (and for cash) and been the record holder of such Warrant Shares immediately prior to the record date in connection with such distribution, without regard to any limitation on exercise contained herein, and taking into account any adjustments made pursuant to Section 9(a), and (y) use reasonable best efforts to timely provide to such Holder and its tax advisers, upon request, with (1) any information or tax forms (including, without limitation, IRS Form 1099 or IRS Form 1042-S) to the extent necessary to enable such Holder to prepare and file any tax returns or calculate or pay any withholding or income tax, if any, and (2) reasonable access to the Company’s tax advisors in connection with the foregoing. Notwithstanding the foregoing, the Company and its tax advisors will not be responsible for preparing any such tax return for such Holder. In addition to the foregoing, if the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock rights or warrants to subscribe for or purchase any security, indebtedness or any other property or assets (an “Offering”), (A) the Holder shall be entitled to participate in such Offering in respect of such number of Warrant Shares that such Holder would be entitled to receive had the Holder exercised this Warrant in full (and for cash) and been the record holder of such Warrant Shares immediately prior to the record date in connection with such Offering, without regard to any limitation on exercise contained therein, and taking into account any adjustments made pursuant to Section 9(a), (B) in connection with such Offering with respect to Common Stock, the Holder shall receive the right to exercise this Warrant for additional Pre-Funded Warrants to Purchase Common Stock, in substantially the form of this Warrant (each an “Additional Pre-Funded Warrant”), to purchase the applicable number of shares of Common Stock that the Holder is entitled to pursuant to this Section 9(b) with respect to such Offering, in lieu of acquiring such applicable number of shares of Common Stock, and (C) in connection with such Offering with respect to securities that are convertible or exchangeable into Common Stock, the Holder shall receive the right to such convertible securities, except that such convertible securities shall be convertible into the right to Additional Pre-Funded Warrants to purchase the applicable number of shares of Common Stock that the Holder is entitled pursuant to this Section 9(b) with respect to such Offering, in lieu of acquiring such applicable number of convertible securities that are convertible into Common Stock.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company directly, or indirectly, through subsidiaries, Affiliates or otherwise, in one or more related transactions, (1) consolidates or merges with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (2) sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (3) makes, or allows one or more Subject Entities to make, or allows the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (4) consummates a stock purchase or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (5) reorganizes, recapitalizes or reclassifies its shares of Common Stock (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above), (ii) the Company directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allows any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, there is an issuance by the Company or the Company enters into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (x) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below, or (y) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this Section 9(c) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record and effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice (but the Company shall remain liable to the Holder for any damages resulting therefrom). In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(c), other than a Fundamental Transaction under clause (iii) of Section 9(c), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(g) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt any such information.

10. Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, elect in its sole discretion, to satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder, free of any withholding or deduction for any taxes, the net number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, as determined according to the following formula:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A” equals the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) as of the Trading Day on the date immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that a registration statement registering the issuance or resale of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then the Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. Except as set forth in Section 5(b) (Buy-In remedy) and Section 12 (payment of cash in lieu of fractional shares), in no event will the exercise of this Warrant be settled in cash.

11. Limitations on Exercise.

(a) Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect or immediately prior to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (such as any other members of a Section 13(d) “group”), to exceed 4.99% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (such as any other members of a Section 13(d) “group”) to exceed 4.99% of the combined voting power of all of the securities of the Company then outstanding following such exercise. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, filed with the Commission prior to the date of exercise, (y) a more recent public announcement by the Company, or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three (3) Trading Days following receipt of the written request confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company. For purposes of this Section 11(a), the aggregate number of shares of Common Stock or voting securities beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (such as any other members of a Section 13(d) “group”) shall include the shares of Common Stock issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (1) exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Holder and (2) exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Holder or any of its Affiliates and other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (such as any other members of a Section 13(d) “group”).

(b) This Section 11 shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9(c) of this Warrant.

12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e-mail address specified in the books and records of the Transfer Agent prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e-mail address specified in the books and records of the Transfer Agent on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.

14. Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a) No Rights as a Stockholder. Except as set forth in Section 9(b) of this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Authorized Shares. (i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d) Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(i) Interpretation. For purposes of this Warrant, (a) the words “include,” “includes” and “including” are deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof, “hereby,” “hereto” and “hereunder” refer to this Warrant as a whole. Unless the context otherwise requires, references herein: (x) to sections and schedules mean the sections of, and schedules attached to, this Warrant; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document (as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof/without regard to subsequent amendments, supplements, and modifications thereto); and (z) to a statute means such statute (as amended from time to time and includes/enforced at the time and date of this Warrant becoming effective) and does not include any successor legislation thereto and any regulations promulgated thereunder. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules referred to herein shall be construed with, and as an integral part of, this Warrant to the same extent as if they were set forth verbatim herein. All references to “$” or “dollars” mean the lawful currency of the United States of America. Whenever the singular is used in this Warrant, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

LEAP THERAPEUTICS, INC.

By:
Name:
Title:

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by Leap Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:

Name:

Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

FORM FINAL

Exhibit D

Form of Series A Coverage Warrant

THIS WARRANT AND THE UNDERLYING SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

LEAP THERAPEUTICS, INC.

WARRANT TO PURCHASE COMMON STOCK or pre-funded warrants

Warrant No.: 2020-[ ]

Number of Warrant Shares: [ ]

Date of Issuance: [ ], 2020 (“Issuance Date”)

Expiration Date: [ ]1 (“Expiration Date”)

Leap Therapeutics, Inc., a Delaware corporation (the “Company”), certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [Purchaser], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at the Exercise Price (as defined in Section 1(c) below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date (the “Exercisability Date”), but not after 11:59 p.m., New York Time, on the Expiration Date, [ ] Warrant Shares (as defined below), provided, however, if at the time of exercise, the Holder or its Affiliates then holds any Pre-Funded Warrants, this Warrant shall instead be exercisable for additional Pre-Funded Warrants to purchase [ ] shares of Common Stock, subject to adjustment as provided herein. For the avoidance of doubt, except for the payment of the exercise price for the underlying shares of Common Stock upon exercise of the Pre-Funded Warrants, there is intended to be no economic difference in this Warrant between its exercise for shares of Common Stock or Pre-Funded Warrants. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16.

1 NTD: To be date that is seven years from the closing date of the main transaction.

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1.             EXERCISE OF WARRANT.

(a)               Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 4(a)), this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part (but not as to fractional shares), by (i) delivery of a written notice (including via email or fax), in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant to the Company, and (ii) if the Holder is not electing a Cashless Exercise (as defined below) pursuant to Section 1(d) of this Warrant, payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds (a “Cash Exercise”). The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder, provided, that in the event of an exercise of this Warrant for all Warrant Shares then issuable hereunder, the Holder shall surrender this Warrant to the Company by the third (3rd) Trading Day following the Share Delivery Date (as defined below). On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by email or facsimile an acknowledgement of confirmation of receipt of the Exercise Notice to the Holder. No ink original or medallion guarantee shall be required on any Exercise Notice. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (or any equivalent or replacement system) if the Company is then a participant in such system and either (with respect to the Common Stock) (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrant), and otherwise by physical delivery of a certificate or copy of book-entry form representing such shares, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Exercise Notice, by the date that is the earlier of (i) two (2) Trading Days after the delivery to the Company of the Exercise Notice, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Exercise Notice (such date, the “Share Delivery Date”), provided, that, except in the case of a cashless exercise of the Warrant, the Company shall have received the Aggregate Exercise Price payable by the Holder for the Warrant Shares purchased hereunder on or prior to the applicable Share Delivery Date. Notwithstanding the foregoing, if this Warrant is being exercised for Warrant Shares that constitute Pre-Funded Warrants instead of shares of Common Stock, the Company shall deliver to the Holder, or shall cause the Transfer Agent to deliver to the Holder, such Pre-Funded Warrants. Such Pre-Funded Warrants may be delivered in certificated or paper form and shall not be required to be delivered to the Holder by crediting such Pre-Funded Warrants to the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (or any equivalent or replacement system). If the Company fails for any reason (other than failure to receive any applicable Aggregate Exercise Price) to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Weighted Average Price of the Common Stock on the date of the applicable Exercise Notice), $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise as provided in the next sentence, provided, however, that Holder shall not be entitled to any liquidated damages pursuant to this sentence if Holder is entitled to a cash payment in accordance with the provisions set forth in the next paragraph in connection with a Buy-In. Any payments made pursuant to this Section 1(a) shall not constitute the Holder’s exclusive remedy for such events; provided further, however, that any payments made by the Company pursuant to this Section 1(a) shall reduce the amount of any damages that the Holder may be entitled to as a remedy for such events. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to this Section 1(a) by the Share Delivery Date, then the Holder will have the right to rescind such exercise. The Company agrees that the Transfer Agent shall at all times be a participant in the FAST program (or any equivalent or replacement program) so long as this Warrant remains outstanding and exercisable. Upon delivery of the Exercise Notice, so long as the Aggregate Exercise Price, in the case of a Cash Exercise, is delivered to the Company on or before the first (1st) Trading Day following delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are issued and deposited into the Holder’s account with the Transfer Agent. If the Aggregate Exercise Price, in the case of a Cash Exercise, is delivered to the Company any time after the first (1st) Trading Day following delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised on the date of delivery of the Aggregate Exercise Price. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than two (2) Trading Days after any exercise and at the Company’s own expense, issue a new Warrant (in accordance with Section 8(e)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable based on the income of the Holder or in respect of any transfer involved in the registration of any certificates or book-entry notation for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of transferring this Warrant.

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(b)               Buy-In Remedy. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to issue and deposit into the Holder’s account with the Transfer Agent such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise pursuant to an exercise on or before the Share Delivery Date, and if after such Share Delivery Date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (i) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock, so purchased in such Buy-In (the “Buy-In Price”) exceeds (y) the amount obtained by multiplying (1) the number of shares of Common Stock purchased in such Buy-In by (2) the price at which the sell order giving rise to such Buy-In was executed, and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder (in which case, if Holder has not previously delivered to the Company the Aggregate Exercise Price for such shares of Common Stock, Holder shall be required to deliver such Aggregate Exercise Price to the Company prior the delivery of such shares of Common Stock). For all purposes of this Section 1(b), references to Warrant Shares shall include shares of Common Stock underlying the Pre-Funded Warrants. For the avoidance of doubt, the remedy provided in this Section 1(b) shall be in addition to (and not in limitation of) any remedy provided under the Pre-Funded Warrants.

(c)               Exercise Price. For purposes of this Warrant, “Exercise Price” initially means $2.11 per share of Common Stock or Pre-Funded Warrant, as applicable, subject to adjustment as provided herein. For the avoidance of doubt, all references to the “Exercise Price” herein refers to the then current Exercise Price. If this Warrant is exercised for Pre-Funded Warrants, the Exercise Price shall be reduced to account for the exercise price of the underlying shares of Common Stock upon exercise of the Pre-Funded Warrants.

(d)               Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock or Pre-Funded Warrants, as applicable, determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B= the Weighted Average Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

The Company hereby covenants and agrees that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder pursuant to Rule 3(a)(9) of the Securities Act. The Company hereby covenants and agrees, further, to use reasonable best efforts to treat any such Cashless Exercise as a “recapitalization” pursuant to a “plan of reorganization” within the meaning of Section 368(a)(1)(E) of the Code, or otherwise as a “nonrecognition” event for U.S. federal income tax purposes, unless an alternative treatment is required as a result of a “final determination” within the meaning of Section 1313(a) of the Code.

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(e)               No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

2.             ADJUSTMENT OF EXERCISE PRICE.

The Exercise Price for the Warrant Shares shall be subject to adjustment (without duplication) upon the occurrence of any of the following events at any time while this Warrant is outstanding:

(a)               Stock Dividends, Combinations and Splits. The issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision, combination, split, reverse split or reclassification of the outstanding shares of Common Stock into a greater or smaller number of shares, in which event the Exercise Price shall be adjusted based on the following formula:

where:

E1	= the Exercise Price in effect immediately after (i) 9:00 a.m., New York City time (the “Open of Business”) on the first date on which the Common Stock can be traded without the right to receive an issuance or distribution (the “Ex-Date”) in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;

E0	= the Exercise Price in effect immediately prior to (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;

N0	= the number of shares of Common Stock outstanding immediately prior to (i) the Open of Business on the Record Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification; and

N1	= the number of shares of Common Stock equal to (i) in the case of a dividend or distribution, the sum of the number of shares outstanding immediately prior to the Open of Business on the Record Date for such dividend or distribution plus the total number of shares issued pursuant to such dividend or distribution or (ii) in the case of a subdivision, combination, split, reverse split or reclassification, the number of shares outstanding immediately after such subdivision, combination, split, reverse split or reclassification.

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Such adjustment shall become effective immediately after (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification. If any dividend or distribution or subdivision, combination, split, reverse split or reclassification of the type described in this Section 2 is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such dividend or distribution or subdivision, combination, split, reverse split or reclassification had not been declared or announced, as the case may be.

If any event occurs of the type contemplated by the provisions of Section 2(a) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to the holders of the Company’s equity securities), then the Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided, that no such adjustment pursuant to this paragraph will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

(b)               Below Exercise Price Issuances. Other than any dividend or distribution covered in Section 2(c), below, if there is an issuance of Convertible Securities with an Effective Price lower than the Exercise Price, the Exercise Price will be adjusted to be the Effective Price of such Convertible Securities being issued. Such adjustment shall become effective immediately after the Open of Business on the second Business Day preceding (i) the Ex-Date in the case of a dividend or distribution or (ii) the date of the issuance in the case of an issuance other than a dividend or distribution. In the event that an issuance of such Convertible Securities is announced but such Convertible Securities are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such issuance had not occurred.

(c)               Other Dividends and Distributions. The issuance as a dividend or distribution to any holders of Common Stock of evidences of indebtedness, shares of capital stock or other securities (other than Common Stock that is the subject of Section 2(a) above, or Purchase Rights that are the subject of Section 4(b) below), cash or other property, in which event the Exercise Price will be adjusted based on the following formula:

where:

E1	= the Exercise Price in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution;

E0	= the Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

P =	the Weighted Average Price of a share of Common Stock immediately prior to the Open of Business on the second Business Day preceding the Ex-Date for such dividend or distribution; and

FMV =	the Fair Market Value of the portion of such dividend or distribution applicable to one share of Common Stock as of the Open of Business on the Ex-Date for such dividend or distribution.

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Such decrease shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

(d)               Tender or Exchange Offer. The payment in respect of any tender offer or exchange offer by the Company for outstanding Common Stock on a pro rata basis, where the cash and Weighted Average Price of any other consideration included in the payment per share of the Common Stock exceeds the Weighted Average Price of a share of Common Stock as of the Open of Business on the second Business Day preceding the expiration date of the tender or exchange offer (the “Offer Expiration Date”), in which event the Exercise Price will be adjusted based on the following formula:

where:

E1	= the Exercise Price in effect immediately after the Close of Business on the Offer Expiration Date;

E0	= the Exercise Price in effect immediately prior to the Close of Business on the Offer Expiration Date;

N0	= the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer (prior to giving effect to the purchase or exchange of shares);

N1	= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to the purchase or exchange of shares);

A =	the aggregate cash and Weighted Average Price of any other consideration payable for shares of Common Stock purchased in such tender offer or exchange offer; and

P =	the Weighted Average Price of a share of Common Stock as of the Open of Business on the second Business Day preceding the Offer Expiration Date.

An adjustment, if any, to the Exercise Price pursuant to this Section 2(d) shall become effective immediately after the Close of Business on the Offer Expiration Date. In the event that the Company or a Subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 2(d) to any tender offer or exchange offer would result in an increase in the Exercise Price, no adjustment shall be made for such tender offer or exchange offer under this Section 2(d).

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(e)               Multiple Adjustments. If any single action would require adjustment of the Exercise Price pursuant to more than one subsection of this Section 2, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest, relative to the rights and interests of the registered holders of the Warrants then outstanding, absolute value. For the purpose of calculations pursuant to this Section 2, the number of shares of Common Stock outstanding shall be based solely on the number of shares of Common Stock outstanding on the applicable date of determination, without giving effect to the conversion of any Convertible Securities outstanding as of such date.

(f)                Tax Adjustments. The Company may from time to time, to the extent permitted by law, decrease the Exercise Price and/or increase the number of Warrants held by the Holder hereunder by any amount for any period of at least twenty (20) days. In that case, the Company shall give the Holder at least ten (10) days’ prior written notice of such increase or decrease, and such notice shall state the decreased Exercise Price and/or increased number of Warrant Shares and the period during which the decrease and/or increase will be in effect. The Company may make such decreases in the Exercise Price, in addition to those set forth in this Section 2, as the Company deems advisable, including to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(g)               Adjustment Timing. Solely with respect to an exercise of this Warrant for Common Stock, notwithstanding anything to the contrary set forth in this Section 2 or any other provision of this Warrant, if an Exercise Price adjustment becomes effective on any Ex-Date, and a Holder that has exercised this Warrant on or after such Ex-Date and on or prior to the related Record Date would be treated as the record holder of the Common Stock on or prior to such Record Date, then, the Exercise Price adjustment relating to such Ex-Date will not be made for such exercising Holder. Instead, such Holder will be treated as if it were the record owner of shares of Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

3.            ADJUSTMENTS TO NUMBER OF WARRANTS. Concurrently with any adjustment to the Exercise Price under Section 2 (other than Section 2(b)), the number of Warrant Shares hereunder will be adjusted such that the number of Warrant Shares in effect immediately following the effectiveness of such adjustment will be equal to the number of Warrant Shares in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment, and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.

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4.              PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)               Purchase Rights. If at any time prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (and, if applicable, subsequent exercise of the Pre-Funded Warrant), assuming a Cash Exercise for Common Stock (in both cases, and without regard to any limitations on the exercise of this Warrant or the Pre-Funded Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, if the Holder then holds any amount of Pre-Funded Warrant, to the extent that the Holder’s right to participate in any such Purchase Rights would result in the Holder exceeding the Maximum Percentage (as defined in the Pre-Funded Warrant), then the Holder shall be entitled to purchase additional Pre-Funded Warrants in lieu of shares of Common Stock underlying (directly or indirectly) such Purchase Rights.

(b)               Fundamental Transactions. Upon the occurrence of any Fundamental Transaction in which the Company is neither the Successor Entity nor the Parent Entity of the Successor Entity, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive shares of stock, securities, cash, assets or any other property with respect to or in exchange for shares of Common Stock, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of such Fundamental Transaction, in lieu of, or in addition to, the shares of the Common Stock (or other share of stock, securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive shares of stock, securities, cash, assets or any other property with respect to or in exchange for shares of Common Stock, the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon exercise of this Warrant within thirty (30) days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of, or in addition to, the Warrant Shares (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction.

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5.                  RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, at least a number of shares of Common Stock equal to 100% of the number of shares of Common Stock which are then issuable and deliverable upon the Cash Exercise of this entire Warrant for shares of Common Stock (and not for Pre-Funded Warrants), assuming a Cash Exercise of the Warrant (the “Required Reserve Amount”), free from preemptive or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions in Section 2). The Company covenants that all shares of Common Stock so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such actions as may be reasonably necessary, including but not limited to seeking stockholder approval, to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any Eligible Market upon which the Common Stock may be listed.

6.                  INSUFFICIENT AUTHORIZED SHARES. If at any time while this Warrant remains outstanding the Company does not have reserved for issuance upon exercise of this Warrant at least the then Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred and twenty (120) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause the Board of Directors to recommend to the stockholders that they approve such proposal.

7.                  WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a Holder, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as a Holder, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

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8.              REGISTRATION AND REISSUANCE OF WARRANTS.

(a)               Registration of Warrant. The Company shall register this Warrant, upon the records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall also register any transfer, exchange, reissuance or cancellation of any portion of this Warrant in the Warrant Register. This Warrant shall automatically be cancelled at 11:59:01 p.m., New York time, on the Expiration Date and upon such cancellation, the Company shall register the cancellation of this Warrant in the Warrant Register.

(b)               Transfer of Warrant. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by applicable securities laws. Subject to applicable securities laws, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, together with all applicable transfer taxes and all additional documentation (including, without limitation, an opinion of counsel reasonably satisfactory to the Company) reasonably requested by the Company to confirm that any such transfer of this Warrant complies with applicable securities laws, whereupon the Company will promptly issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(e)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(e)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. The acceptance and execution of the new Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the new Warrant that the Holder has in respect of this Warrant.

(c)               Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, if requested by the Company, of any indemnification undertaking by the Holder to the Company in customary form by the Holder to the Company (but without the requirement to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(e)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(d)               Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, together with all applicable transfer taxes, for a new Warrant or Warrants (in accordance with Section 8(e)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that the Company shall not be required to issue new Warrants for fractional Warrant Shares hereunder.

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(e)               Issuance of New Warrants. Whenever the Company or its Transfer Agent, as directed by the Company, is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall (i) be of like tenor with this Warrant, (ii) represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(b) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and (iv) have the same terms and conditions as this Warrant.

9.             NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, (a) if delivered from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or email or (b) if delivered from outside the United States, by International Federal Express or by facsimile or email and (c) will be deemed given (i) if delivered by first-class registered or certified domestic mail, three (3) Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after so mailed, and (iv) if delivered by facsimile, upon electronic confirmation of receipt, or email, upon receipt, and will be delivered and addressed as follows:

(a)   If to the Company, to

Leap Therapeutics, Inc.
47 Thorndike St, Suite B1-1
Cambridge, MA 02141
Facsimile number: 617-588-1606
Email address: PIPEnotices@leaptx.com
Attn: Chief Financial Officer

(b)   If to the Holder, to

[Purchaser].

The Company shall give written notice to the Holder (i) reasonably promptly following any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided, that in each case, such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder; and provided, further, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporation action required to be specified in such notice. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise in accordance with applicable laws. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

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10.           NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, each as currently in effect, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock and shares of Pre-Funded Warrants, as applicable, upon the exercise of this Warrant.

11.           AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may not be modified, amended or waived except pursuant to an instrument in writing signed by the Company and the Holder. The Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it without the written consent of the Holder and the Holder may not take any action herein prohibited, or omit to perform any act herein required to be performed by it without the written consent of the Company.

12.           GOVERNING LAW; WAIVER OF JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and the Holder each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Warrant or any transaction contemplated hereby.

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13.           CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

14.           DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via email or facsimile within two (2) Trading Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five (5) Trading Days after such disputed determination or arithmetic calculation is submitted to the Holder, then the Company shall, within two (2) Trading Days, submit via email or facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Trading Days after the date that such investment bank or accountant, as the case may be, receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was incorrect, in which case the expenses of the investment bank and accountant will be borne by the Holder.

15.           REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, specific performance and any other relief that may be available from a court of competent jurisdiction, and in any case no bond or other security shall be required in connection therewith.

16.            CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

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(b)	“Bloomberg” means Bloomberg Financial Markets.

(c)	“Board of Directors” means the Board of Directors of the Company.

(d)	“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York are open for the general transaction of business.

(e)	“Code” means the U.S. Internal Revenue Code of 1986, as amended (including any successor statute).

(f)	“Common Stock” means (i) the Company’s shares of Common Stock, $0.001 par value per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g)	“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h)	“Effective Consideration” means the amount paid or payable to acquire shares of Common Stock (or in the case of Convertible Securities, the amount paid or payable to acquire the Convertible Security, if any, plus the exercise price for the underlying Common Stock).

(i)	“Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the NYSE American LLC, The Nasdaq Stock Market, or the OTC Bulletin Board.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)	“Fair Market Value” means, as of the applicable date of determination, the fair market value of a dividend or distribution as determined reasonably and in good faith by the Board of Directors and the Holder; provided, that if the Board of Directors and the Holder cannot mutually agree on a determination of Fair Market Value within 30 days of the Ex-Date, the Fair Market Value shall be determined by an independent appraiser selected by the Board of Directors and reasonably satisfactory to the Holder (the “Appraiser”). The determination of Fair Market Value by the Appraiser shall be final and binding upon the parties hereto, absent fraud or manifest error, and the Company shall pay the fees and expenses of the Appraiser.

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(l)	“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company, or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance by the Company of or the entering by the Company into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(m)	“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(n)	“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o)	“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p)	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q)	“Pre-Funded Warrants” means the Pre-Funded Warrants as defined in the Securities Purchase Agreement.

(r)	“Principal Market” means the NASDAQ Global Market.

(s)	“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(t)	“Securities Purchase Agreement” means that certain securities purchase agreement, dated January 3, 2020, by and among the Company and the Purchasers named therein.

(u)	“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Exercise Notice.

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(v)	“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(w)	“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(x)	“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

(y)	“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(z)	“Transfer Agent” means Continental Stock Transfer & Trust Company, or any other successor Person appointed to act in the capacity of transfer agent of the Company.

(aa)	“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Pink Market maintained by OTC Markets Group Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 14 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

(bb)	“Warrant Shares” means, fully paid and nonassessable shares of Common Stock, provided, however, if at the time of exercise, the Holder or its Affiliates then holds any Pre-Funded Warrants, the term “Warrant Shares” shall instead refer to Pre-Funded Warrants to purchase shares of Common Stock.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock or Pre-Funded Warrants to be duly executed as of the Issuance Date set out above.

LEAP THERAPEUTICS, INC.

By:
Name:
Title:

Accepted as of the date first written above:

[HOLDER]

By:
Name:
Title:

[Signature Page to Series A Coverage Warrant]

Warrant Holders

Investor	Warrants

Total

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK OR pre-funded warrants

LEAP THERAPEUTICS, INC.

The undersigned holder hereby exercises the right to purchase [_________][shares of [Common Stock/Pre-Funded Warrants] (“Warrant Shares”) of Leap Therapeutics, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock or Pre-Funded Warrants (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ Cash Exercise under Section 1(a).

☐ Cashless Exercise under Section 1(d).

2. Cash Exercise. If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $[_________] to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant. If the shares are to be delivered electronically, please complete the Depositary information below.

4. Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of [Common Stock/Pre-Funded Warrants] (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 4(a) of this Warrant to which this notice relates.

DATED:______________________

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

Registered Holder

Address:__________________________________

If shares are to be delivered electronically:
Broker name:
Broker Depositary account #:
Account at Broker shares are to be delivered to:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice.

LEAP THERAPEUTICS, INC.

By:
Name:
Title:

Exhibit E

Form of Series B Coverage Warrant

THIS WARRANT AND THE UNDERLYING SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

LEAP THERAPEUTICS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: 2020-[ ]

Number of Warrant Shares: [ ]

Date of Issuance: [ ], 2020 (“Issuance Date”)

Expiration Date: [ ]1 (“Expiration Date”)

Leap Therapeutics, Inc., a Delaware corporation (the “Company”), certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [Purchaser], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at the Exercise Price (as defined in Section 1(c) below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date (the “Exercisability Date”), but not after 11:59 p.m., New York Time, on the Expiration Date, [ ] Warrant Shares (as defined below), subject to adjustment as provided herein. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16.

1NTD: To be date that is seven years from the closing date of the main transaction.

1.                  EXERCISE OF WARRANT.

(a)               Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 4(a)), this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part (but not as to fractional shares), by (i) delivery of a written notice (including via email or fax), in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant to the Company, and (ii) if the Holder is not electing a Cashless Exercise (as defined below) pursuant to Section 1(d) of this Warrant, payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds (a “Cash Exercise”). The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder, provided, that in the event of an exercise of this Warrant for all Warrant Shares then issuable hereunder, the Holder shall surrender this Warrant to the Company by the third (3rd) Trading Day following the Share Delivery Date (as defined below). On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by email or facsimile an acknowledgement of confirmation of receipt of the Exercise Notice to the Holder. No ink original or medallion guarantee shall be required on any Exercise Notice. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (or any equivalent or replacement system) if the Company is then a participant in such system and either (with respect to the Common Stock) (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrant), and otherwise by physical delivery of a certificate or copy of book-entry form representing such shares, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Exercise Notice, by the date that is the earlier of (i) two (2) Trading Days after the delivery to the Company of the Exercise Notice, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Exercise Notice (such date, the “Share Delivery Date”), provided, that, except in the case of a cashless exercise of the Warrant, the Company shall have received the Aggregate Exercise Price payable by the Holder for the Warrant Shares purchased hereunder on or prior to the applicable Share Delivery Date. If the Company fails for any reason (other than failure to receive any applicable Aggregate Exercise Price) to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Weighted Average Price of the Common Stock on the date of the applicable Exercise Notice), $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise as provided in the next sentence, provided, however, that Holder shall not be entitled to any liquidated damages pursuant to this sentence if Holder is entitled to a cash payment in accordance with the provisions set forth in the next paragraph in connection with a Buy-In. Any payments made pursuant to this Section 1(a) shall not constitute the Holder’s exclusive remedy for such events; provided further, however, that any payments made by the Company pursuant to this Section 1(a) shall reduce the amount of any damages that the Holder may be entitled to as a remedy for such events. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to this Section 1(a) by the Share Delivery Date, then the Holder will have the right to rescind such exercise. The Company agrees that the Transfer Agent shall at all times be a participant in the FAST program (or any equivalent or replacement program) so long as this Warrant remains outstanding and exercisable. Upon delivery of the Exercise Notice, so long as the Aggregate Exercise Price, in the case of a Cash Exercise, is delivered to the Company on or before the first (1st) Trading Day following delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are issued and deposited into the Holder’s account with the Transfer Agent. If the Aggregate Exercise Price, in the case of a Cash Exercise, is delivered to the Company any time after the first (1st) Trading Day following delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised on the date of delivery of the Aggregate Exercise Price. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than two (2) Trading Days after any exercise and at the Company’s own expense, issue a new Warrant (in accordance with Section 8(e)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable based on the income of the Holder or in respect of any transfer involved in the registration of any certificates or book-entry notation for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of transferring this Warrant.

(b)              Buy-In Remedy. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to issue and deposit into the Holder’s account with the Transfer Agent such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise pursuant to an exercise on or before the Share Delivery Date, and if after such Share Delivery Date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (i) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock, so purchased in such Buy-In (the “Buy-In Price”) exceeds (y) the amount obtained by multiplying (1) the number of shares of Common Stock purchased in such Buy-In by (2) the price at which the sell order giving rise to such Buy-In was executed, and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder (in which case, if Holder has not previously delivered to the Company the Aggregate Exercise Price for such shares of Common Stock, Holder shall be required to deliver such Aggregate Exercise Price to the Company prior the delivery of such shares of Common Stock).

(c)               Exercise Price. For purposes of this Warrant, “Exercise Price” initially means $2.11 per share of Common Stock, subject to adjustment as provided herein. For the avoidance of doubt, all references to the “Exercise Price” herein refers to the then current Exercise Price.

(d)              Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock, determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A=	the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B=	the Weighted Average Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

The Company hereby covenants and agrees that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder pursuant to Rule 3(a)(9) of the Securities Act. The Company hereby covenants and agrees, further, to use reasonable best efforts to treat any such Cashless Exercise as a “recapitalization” pursuant to a “plan of reorganization” within the meaning of Section 368(a)(1)(E) of the Code, or otherwise as a “nonrecognition” event for U.S. federal income tax purposes, unless an alternative treatment is required as a result of a “final determination” within the meaning of Section 1313(a) of the Code.

(e)               No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

2.                  ADJUSTMENT OF EXERCISE PRICE.

The Exercise Price for the Warrant Shares shall be subject to adjustment (without duplication) upon the occurrence of any of the following events at any time while this Warrant is outstanding:

(a)               Stock Dividends, Combinations and Splits. The issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision, combination, split, reverse split or reclassification of the outstanding shares of Common Stock into a greater or smaller number of shares, in which event the Exercise Price shall be adjusted based on the following formula:

where:

E1 =	the Exercise Price in effect immediately after (i) 9:00 a.m., New York City time (the “Open of Business”) on the first date on which the Common Stock can be traded without the right to receive an issuance or distribution (the “Ex-Date”) in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;

E0 =	the Exercise Price in effect immediately prior to (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;

N0 =	the number of shares of Common Stock outstanding immediately prior to (i) the Open of Business on the Record Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification; and

N1 =	the number of shares of Common Stock equal to (i) in the case of a dividend or distribution, the sum of the number of shares outstanding immediately prior to the Open of Business on the Record Date for such dividend or distribution plus the total number of shares issued pursuant to such dividend or distribution or (ii) in the case of a subdivision, combination, split, reverse split or reclassification, the number of shares outstanding immediately after such subdivision, combination, split, reverse split or reclassification.

Such adjustment shall become effective immediately after (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification. If any dividend or distribution or subdivision, combination, split, reverse split or reclassification of the type described in this Section 2 is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such dividend or distribution or subdivision, combination, split, reverse split or reclassification had not been declared or announced, as the case may be.

If any event occurs of the type contemplated by the provisions of Section 2(a) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to the holders of the Company’s equity securities), then the Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided, that no such adjustment pursuant to this paragraph will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

(b)               Below Exercise Price Issuances. Other than any dividend or distribution covered in Section 2(c), below, if there is an issuance of Convertible Securities with an Effective Price lower than the Exercise Price, the Exercise Price will be adjusted to be the Effective Price of such Convertible Securities being issued. Such adjustment shall become effective immediately after the Open of Business on the second Business Day preceding (i) the Ex-Date in the case of a dividend or distribution or (ii) the date of the issuance in the case of an issuance other than a dividend or distribution. In the event that an issuance of such Convertible Securities is announced but such Convertible Securities are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such issuance had not occurred.

(c)               Other Dividends and Distributions. The issuance as a dividend or distribution to any holders of Common Stock of evidences of indebtedness, shares of capital stock or other securities (other than Common Stock that is the subject of Section 2(a) above, or Purchase Rights that are the subject of Section 4(b) below), cash or other property, in which event the Exercise Price will be adjusted based on the following formula:

where:

E1 =	the Exercise Price in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution;

E0 =	the Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

P =	the Weighted Average Price of a share of Common Stock immediately prior to the Open of Business on the second Business Day preceding the Ex-Date for such dividend or distribution; and

FMV =	the Fair Market Value of the portion of such dividend or distribution applicable to one share of Common Stock as of the Open of Business on the Ex-Date for such dividend or distribution.

Such decrease shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

(d)               Tender or Exchange Offer. The payment in respect of any tender offer or exchange offer by the Company for outstanding Common Stock on a pro rata basis, where the cash and Weighted Average Price of any other consideration included in the payment per share of the Common Stock exceeds the Weighted Average Price of a share of Common Stock as of the Open of Business on the second Business Day preceding the expiration date of the tender or exchange offer (the “Offer Expiration Date”), in which event the Exercise Price will be adjusted based on the following formula:

where:

E1 =	the Exercise Price in effect immediately after the Close of Business on the Offer Expiration Date;

E0 =	the Exercise Price in effect immediately prior to the Close of Business on the Offer Expiration Date;

N0 =	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer (prior to giving effect to the purchase or exchange of shares);

N1 =	the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to the purchase or exchange of shares);

A =	the aggregate cash and Weighted Average Price of any other consideration payable for shares of Common Stock purchased in such tender offer or exchange offer; and

P =	the Weighted Average Price of a share of Common Stock as of the Open of Business on the second Business Day preceding the Offer Expiration Date.

An adjustment, if any, to the Exercise Price pursuant to this Section 2(d) shall become effective immediately after the Close of Business on the Offer Expiration Date. In the event that the Company or a Subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 2(d) to any tender offer or exchange offer would result in an increase in the Exercise Price, no adjustment shall be made for such tender offer or exchange offer under this Section 2(d).

(e)               Multiple Adjustments. If any single action would require adjustment of the Exercise Price pursuant to more than one subsection of this Section 2, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest, relative to the rights and interests of the registered holders of the Warrants then outstanding, absolute value. For the purpose of calculations pursuant to this Section 2, the number of shares of Common Stock outstanding shall be based solely on the number of shares of Common Stock outstanding on the applicable date of determination, without giving effect to the conversion of any Convertible Securities outstanding as of such date.

(f)                Tax Adjustments. The Company may from time to time, to the extent permitted by law, decrease the Exercise Price and/or increase the number of Warrants held by the Holder hereunder by any amount for any period of at least twenty (20) days. In that case, the Company shall give the Holder at least ten (10) days’ prior written notice of such increase or decrease, and such notice shall state the decreased Exercise Price and/or increased number of Warrant Shares and the period during which the decrease and/or increase will be in effect. The Company may make such decreases in the Exercise Price, in addition to those set forth in this Section 2, as the Company deems advisable, including to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(g)               Adjustment Timing. Notwithstanding anything to the contrary set forth in this Section 2 or any other provision of this Warrant, if an Exercise Price adjustment becomes effective on any Ex-Date, and a Holder that has exercised this Warrant on or after such Ex-Date and on or prior to the related Record Date would be treated as the record holder of the Common Stock on or prior to such Record Date, then, the Exercise Price adjustment relating to such Ex-Date will not be made for such exercising Holder. Instead, such Holder will be treated as if it were the record owner of shares of Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

3.                  ADJUSTMENTS TO NUMBER OF WARRANTS. Concurrently with any adjustment to the Exercise Price under Section 2 (other than Section 2(b)), the number of Warrant Shares hereunder will be adjusted such that the number of Warrant Shares in effect immediately following the effectiveness of such adjustment will be equal to the number of Warrant Shares in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment, and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.

4.                  PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)               Purchase Rights. If at any time prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant, assuming a Cash Exercise for Common Stock (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)               Fundamental Transactions. Upon the occurrence of any Fundamental Transaction in which the Company is neither the Successor Entity nor the Parent Entity of the Successor Entity, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive shares of stock, securities, cash, assets or any other property with respect to or in exchange for shares of Common Stock, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of such Fundamental Transaction, in lieu of, or in addition to, the shares of the Common Stock (or other share of stock, securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive shares of stock, securities, cash, assets or any other property with respect to or in exchange for shares of Common Stock, the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon exercise of this Warrant within thirty (30) days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of, or in addition to, the Warrant Shares (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction.

5.                  RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, at least a number of shares of Common Stock equal to 100% of the number of shares of Common Stock which are then issuable and deliverable upon the Cash Exercise of this entire Warrant for shares of Common Stock, assuming a Cash Exercise of the Warrant (the “Required Reserve Amount”), free from preemptive or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions in Section 2). The Company covenants that all shares of Common Stock so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such actions as may be reasonably necessary, including but not limited to seeking stockholder approval, to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any Eligible Market upon which the Common Stock may be listed.

6.                  INSUFFICIENT AUTHORIZED SHARES. If at any time while this Warrant remains outstanding the Company does not have reserved for issuance upon exercise of this Warrant at least the then Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred and twenty (120) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause the Board of Directors to recommend to the stockholders that they approve such proposal.

7.                  WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a Holder, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as a Holder, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

8.                  REGISTRATION AND REISSUANCE OF WARRANTS.

(a)               Registration of Warrant. The Company shall register this Warrant, upon the records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall also register any transfer, exchange, reissuance or cancellation of any portion of this Warrant in the Warrant Register. This Warrant shall automatically be cancelled at 11:59:01 p.m., New York time, on the Expiration Date and upon such cancellation, the Company shall register the cancellation of this Warrant in the Warrant Register.

(b)              Transfer of Warrant. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by applicable securities laws. Subject to applicable securities laws, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, together with all applicable transfer taxes and all additional documentation (including, without limitation, an opinion of counsel reasonably satisfactory to the Company) reasonably requested by the Company to confirm that any such transfer of this Warrant complies with applicable securities laws, whereupon the Company will promptly issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(e)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(e)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. The acceptance and execution of the new Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the new Warrant that the Holder has in respect of this Warrant.

(c)               Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, if requested by the Company, of any indemnification undertaking by the Holder to the Company in customary form by the Holder to the Company (but without the requirement to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(e)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(d)               Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, together with all applicable transfer taxes, for a new Warrant or Warrants (in accordance with Section 8(e)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that the Company shall not be required to issue new Warrants for fractional Warrant Shares hereunder.

(e)               Issuance of New Warrants. Whenever the Company or its Transfer Agent, as directed by the Company, is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall (i) be of like tenor with this Warrant, (ii) represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(b) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and (iv) have the same terms and conditions as this Warrant.

9.                  NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, (a) if delivered from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or email or (b) if delivered from outside the United States, by International Federal Express or by facsimile or email and (c) will be deemed given (i) if delivered by first-class registered or certified domestic mail, three (3) Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after so mailed, and (iv) if delivered by facsimile, upon electronic confirmation of receipt, or email, upon receipt, and will be delivered and addressed as follows:

(a) If to the Company, to

Leap Therapeutics, Inc.
47 Thorndike St, Suite B1-1
Cambridge, MA 02141
Facsimile number: 617-588-1606
Email address: PIPEnotices@leaptx.com
Attn: Chief Financial Officer

(b) If to the Holder, to

[Purchaser].

The Company shall give written notice to the Holder (i) reasonably promptly following any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided, that in each case, such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder; and provided, further, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporation action required to be specified in such notice. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise in accordance with applicable laws. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

10.              NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, each as currently in effect, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

11.              AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may not be modified, amended or waived except pursuant to an instrument in writing signed by the Company and the Holder. The Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it without the written consent of the Holder and the Holder may not take any action herein prohibited, or omit to perform any act herein required to be performed by it without the written consent of the Company.

12.              GOVERNING LAW; WAIVER OF JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and the Holder each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Warrant or any transaction contemplated hereby.

13.              CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

14.              DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via email or facsimile within two (2) Trading Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five (5) Trading Days after such disputed determination or arithmetic calculation is submitted to the Holder, then the Company shall, within two (2) Trading Days, submit via email or facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Trading Days after the date that such investment bank or accountant, as the case may be, receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was incorrect, in which case the expenses of the investment bank and accountant will be borne by the Holder.

15.              REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, specific performance and any other relief that may be available from a court of competent jurisdiction, and in any case no bond or other security shall be required in connection therewith.

16.              CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b)	“Bloomberg” means Bloomberg Financial Markets.

(c)	“Board of Directors” means the Board of Directors of the Company.

(d)	“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York are open for the general transaction of business.

(e)	“Code” means the U.S. Internal Revenue Code of 1986, as amended (including any successor statute).

(f)	“Common Stock” means (i) the Company’s shares of Common Stock, $0.001 par value per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g)	“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h)	“Effective Consideration” means the amount paid or payable to acquire shares of Common Stock (or in the case of Convertible Securities, the amount paid or payable to acquire the Convertible Security, if any, plus the exercise price for the underlying Common Stock).

(i)	“Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the NYSE American LLC, The Nasdaq Stock Market, or the OTC Bulletin Board.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)	“Fair Market Value” means, as of the applicable date of determination, the fair market value of a dividend or distribution as determined reasonably and in good faith by the Board of Directors and the Holder; provided, that if the Board of Directors and the Holder cannot mutually agree on a determination of Fair Market Value within 30 days of the Ex-Date, the Fair Market Value shall be determined by an independent appraiser selected by the Board of Directors and reasonably satisfactory to the Holder (the “Appraiser”). The determination of Fair Market Value by the Appraiser shall be final and binding upon the parties hereto, absent fraud or manifest error, and the Company shall pay the fees and expenses of the Appraiser.

(l)	“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company, or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance by the Company of or the entering by the Company into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(m)	“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(n)	“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o)	“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p)	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q)	“Principal Market” means the NASDAQ Global Market.

(r)	“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(s)	“Securities Purchase Agreement” means that certain securities purchase agreement, dated January 3, 2020, by and among the Company and the Purchasers named therein.

(t)	“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Exercise Notice.

(u)	“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(v)	“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(w)	“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

(x)	“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(y)	“Transfer Agent” means Continental Stock Transfer & Trust Company, or any other successor Person appointed to act in the capacity of transfer agent of the Company.

(z)	“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Pink Market maintained by OTC Markets Group Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 14 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

(aa)	“Warrant Shares” means, fully paid and nonassessable shares of Common Stock.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

LEAP THERAPEUTICS, INC.

By:
Name:
Title:

Accepted as of the date first written above:

[HOLDER]

By:

Name:

Title:

[Signature Page to Series B Coverage Warrant]

Warrant Holders

Investor	Warrants

Total

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK

LEAP THERAPEUTICS, INC.

The undersigned holder hereby exercises the right to purchase [_________] shares of Common Stock (“Warrant Shares”) of Leap Therapeutics, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ Cash Exercise under Section 1(a).

☐ Cashless Exercise under Section 1(d).

2. Cash Exercise. If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $[_________] to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant. If the shares are to be delivered electronically, please complete the Depositary information below.

4. Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 4(a) of this Warrant to which this notice relates.

DATED:

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

Registered Holder

Address:

If shares are to be delivered electronically: Broker name: Broker Depositary account #: Account at Broker shares are to be delivered to:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice.

LEAP THERAPEUTICS, INC.

By:
Name:
Title:

Exhibit F

Form of Special Voting Stock Certificate of Designation

CERTIFICATE OF DESIGNATION

OF

SPECIAL VOTING STOCK

OF

LEAP THERAPEUTICS, INC.

Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware

Leap Therapeutics, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws of the Corporation (the “Bylaws”) and applicable law, adopted the following resolution on December 31, 2019 creating a series of preferred stock, par value $0.001 per share, of the Corporation consisting of one (1) share, designated as “Special Voting Stock”, and hereby fixes the powers (including the voting powers), preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as provided in this Certificate of Designation of Special Voting Stock of the Corporation to be filed with the office of the Secretary of State of the State of Delaware:

RESOLVED, that pursuant to the provisions of the Certificate of Incorporation and the Bylaws and applicable law, a series of preferred stock, par value $0.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

1.      Number of Shares; Designation. Of the ten million (10,000,000) shares of the Corporation’s authorized preferred stock, par value $0.001 per share (“Preferred Stock”), one (1) share is designated as “Special Voting Stock,” with the rights and preferences set forth below. Only one person or entity is entitled to be designated as the owner of all of the Special Voting Stock (the “Holder”), in whose name the initial certificate representing the Special Voting Stock shall be issued. Any Transfer of the Special Voting Stock to a different Holder must be approved in advance by the Corporation; provided, however, that the Holder shall have the right to Transfer the Special Voting Stock to any affiliate of Holder or nominee of Holder, without the approval of the Corporation.

2.      Rank. The Special Voting Stock shall rank junior to all other series of Preferred Stock as to the distribution of assets upon any liquidation, dissolution or winding up, and senior to the Common Stock as to the distribution of assets upon any liquidation, dissolution or winding up.

3.      Dividends. The Holder of the Special Voting Stock shall not be entitled to receive any dividends in respect of such shares.

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4.      Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holder of the Special Voting Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, an amount equal to $1.00.

5.      Voting Rights.

(a)              Unless otherwise provided by any federal or state law, the Corporation’s Certificate of Incorporation, the Bylaws, or the provisions of Section 5(b) hereof, the Holder of the Special Voting Stock shall not have the right to vote for the election of directors or on any other matters presented to the Stockholders for action by their written consent or at any annual or special meeting of the Stockholders.

(b)              At any time when the Holder, together with all of its Affiliates and Associates holds at least 5% of the then outstanding shares of Common Stock, the Holder of the Special Voting Stock shall be entitled to designate one (1) individual as a director on the Board of Directors of the Corporation (the “Series A Director”). The Series A Director may be removed at any time as a director on the Board of Directors (with or without cause) upon, and only upon, the request of the Holder of the Special Voting Stock effecting such removal. In the event that a vacancy is created on the Board of Directors at any time due to the death, disability, retirement, resignation or removal of the Series A Director, then the Holder, and only the Holder, of the Special Voting Stock shall have the right to designate an individual to fill such vacancy. In the event that the Holder of the Special Voting Stock shall fail to designate a representative to fill the vacant Series A Director seat on the Board of Directors, then such Board of Directors seat shall remain vacant until such time as the Holder of the Special Voting Stock designates an individual to fill such seat in accordance with this Section 5(b), and during any period where such seat remains vacant, the Board of Directors nonetheless shall be deemed duly constituted. For the avoidance of doubt, even if there are no vacancies on the Board of Directors, so long as the Holder meets the qualifications set forth the first sentence of this Paragraph 5(b), the Holder, shall be entitled to designate the Series A Director as set forth herein, and the size of the Board shall be deemed to have been increased by one director to accommodate such election.

(c)              The delivery by the Holder of notice to the Secretary of the Corporation of any action taken by the Holder under this Certificate of Designation of Special Voting Stock shall be effective immediately upon delivery of such notice.

6.       Covenants

(a)              The Corporation shall not amend, alter, change or repeal the preferences, privileges, special rights or other powers of the Special Voting Stock so as to adversely affect the Special Voting Stock, without the vote or written consent of the Holder.

(b)              So long as the Special Voting Stock is outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent of Holder, which approval may be withheld in the Holder’s sole and absolute discretion: change, amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws, whether by merger, consolidation or otherwise, or create a new series of Preferred Stock or issue any other securities, or agree to any provision in any agreement, to the extent any such action would adversely affect the powers, obligations, preferences or relative, participating, optional, special or other rights of the Holder of Special Voting Stock or the qualifications, limitations or restrictions of the Holder of Special Voting Stock.

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(c)               For clarity, any increase in the total number of directors that constitutes the entire Board of Directors that is not effected for the primary purpose of diluting the vote of the Series A Director, whether pursuant to any action taken by the Board of Directors or the stockholders of the Company, pursuant to an amendment to the Certificate of Incorporation (other than an amendment of this Certificate of Designation) or Bylaws, pursuant to the creation or issuance of any new series of Preferred Stock or other securities of the Company, pursuant to any agreement, pursuant to merger or consolidation or pursuant to any other means, shall not be deemed or treated (i) as an amendment, alteration, change or repeal of any of the preferences, privileges, special rights or other powers of the Special Voting Stock for purposes of Section 6(a) or otherwise and (ii) to adversely affect the powers, obligations, preferences or relative, participating, optional, special or other rights of the Holder of Special Voting Stock or the qualifications, limitations or restrictions of the Holder of Special Voting Stock for purposes of Section 6(b) or otherwise; and, therefore, any such increase in the total number of directors that constitutes the entire Board of Directors shall not require the approval, by vote or written consent, of the Holder.

7.      Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing the one outstanding share of Voting Preferred Stock, the Corporation, at its expense, shall execute and deliver in lieu of such certificate a new certificate of like kind representing the one outstanding share of Voting Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

8.       Interpretation; Certain Definitions.

(a)              The division of this Certificate of Designation into articles, sections and other subdivisions and the insertion of headings are for convenience of reference only and do not affect and shall not be utilized in construing or interpreting this Certificate of Designation. All references in this Certificate of Designation to any “Section” are to the corresponding sections of this Certificate of Designation unless otherwise specified. Words such as “herein”, “hereinafter”, “hereof” and “hereunder” refer to this Certificate of Designation as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and should not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The word “extent” and the phrase “to the extent” when used in this Certificate of Designation shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”.

(b)              Notwithstanding anything to the contrary in the Certificate of Incorporation, except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Certificate of Designation), no holder of any class of capital stock of the Corporation (including the holders of shares of Common Stock or any other series of Preferred Stock) shall be entitled to vote on any amendment to the Certificate of Incorporation (including any amendment to any Preferred Stock Certificate of Designation) that relates solely to the terms of the Special Voting Stock if the Holder of the Special Voting Stock is entitled, to vote thereon pursuant to the Certificate of Incorporation (including any Preferred Stock Certificate of Designation) or the DGCL.

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(c)               In addition to the terms defined elsewhere in this Certificate of Designation, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Associate” shall have the meaning ascribed to such term in Rule 405 under the Securities Act.

“Bylaws” means the Bylaws of the Corporation, as the same may be amended and/or restated, modified or supplemented from time to time.

“Certificate of Designation” means this Certificate of Designation of Special Voting Stock of the Corporation, as the same may be amended and/or restated, modified or supplemented from time to time.

“Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended and/or restated, modified or supplemented from time to time (for avoidance of doubt, including by this Certificate of Designation or any other certificate of designation previously or subsequently filed with the office of the Secretary of State of the State of Delaware).

“Common Stock” means the Common Stock of the Corporation.

“DGCL” means the General Corporation Law of the State of Delaware.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Preferred Stock Certificate of Designation” means the Certificate of Designation of any series of preferred stock of the Corporation, including, without limitation, this Certificate of Incorporation.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the series of preferred stock of the Corporation designated as Series A Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, the terms of which are set forth in the Preferred Stock Certificate of Designation of Series A Preferred Stock of the Corporation.

“Transfer” means any direct or indirect transfer, sale, pledge or hypothecation of an applicable share, security or similar instrument or interest, or of any legal, economic or beneficial interest therein, in each case, whether by merger, consolidation or otherwise, whether held in an applicable holder’s own right or by its representative and whether voluntary or involuntary or by operation of law. The words “Transferred” and “Transferable” shall have correlative meanings.

[Signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Special Voting Stock of the Corporation to be duly executed on its behalf by the undersigned as of January 7, 2020.

LEAP THERAPEUTICS, INC.

By:	/s/ Christopher Mirabelli
Name:	Christopher Mirabelli
Title:	President and Chief Executive Officer

6

Exhibit G

Form of Voting Agreement

VOTING AGREEMENT

THIS VOTING AGREEMENT is made as of January 3, 2020 (the “Agreement”), by and among Leap Therapeutics, Inc., a Delaware corporation (the “Company”), and [INSERT NAME OF STOCKHOLDER] (the “Stockholder”). Capitalized terms used in this Agreement without definition shall have the respective meanings ascribed to such terms in the Purchase Agreement (as defined below).

W I T N E S S E T H

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is entering into a Securities Purchase Agreement, dated as of the date hereof (as such agreement may hereafter be amended from time to time, the “Purchase Agreement”), with certain investors (the “Purchasers”) that provide for, upon the terms and subject to the conditions set forth therein, two series, designated as: (i) the Series A Preferred Stock, the terms of which are set forth in the Certificate of Designation of Series A Preferred Stock of the Company (the “Series A Preferred Stock”), and (ii) the Series B Preferred Stock, the terms of which are set forth in the Certificate of Designation of Series B Preferred Stock of the Company (the “Series B Preferred Stock”);

WHEREAS, the Series A Preferred Stock will be, subject to the approval of the Company’s stockholders, mandatorily convertible into (i) warrants to purchase an aggregate of 14,218,010 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.001 per share (the “Pre-Funded Warrants”), and (ii) warrants to purchase an aggregate of either (x) 14,218,010 Pre-Funded Warrants or (y) 14,218,010 shares of the Common Stock, at an exercise price of $2.11 per share of Common Stock underlying such Pre-Funded Warrants or referred to the foregoing clause (y), as applicable (the “Series A Coverage Warrants”), in each case subject to and in accordance with the terms and conditions of the Series A Preferred Stock Certificate of Designation;

WHEREAS, the Series B Preferred Stock will be, subject to the approval of the Company’s stockholders, mandatorily convertible into (i) an aggregate of 11,374,420 shares of Common Stock and (ii) warrants to purchase an aggregate of 11,374,420 shares of the Common Stock at an exercise price of $2.11 per share (the “Series B Coverage Warrants”), in each case subject to and in accordance with the terms and conditions of the Series B Preferred Stock Certificate of Designation;

WHEREAS, the shares of Series A Preferred Stock and the Series B Preferred Stock to be sold pursuant to the terms of the Purchase Agreement are sometimes referred to herein as the “Purchased Shares.” The shares of Common Stock into which the Purchased Shares are to be convertible, as well as the shares of Common Stock underlying the Pre-Funded Warrants and the Coverage Warrants, are referred to as the “Underlying Shares,” and the Underlying Shares, the Purchased Shares, the Pre-Funded Warrants and the Coverage Warrants are referred to, collectively, as the “Securities;”

WHEREAS, pursuant to the Purchase Agreement, the Company shall call a meeting of its stockholders to be held as promptly as practicable following the date hereof, but in no event later than ninety (90) days following the Closing Date, to vote on the following proposals: (i) to approve an increase in the number of shares of Common Stock that the Company is authorized to issue from one hundred ten million (110,000,000) shares to two hundred fifty million (250,000,000) shares; and (ii) to approve (1) the issuance of Common Stock and Pre-Funded Warrants, as applicable, upon the conversion of the Mandatorily Convertible Preferred Stock, (2) the issuance of the Coverage Warrants upon the conversion of the Mandatorily Convertible Preferred Stock and (3) the issuance of Common Stock upon the exercise of the Pre-Funded Warrants and the Coverage Warrants, in each case for purposes of Rule 5635 of the Nasdaq Stock Market Rules, and therefore, the Company has agreed to call a meeting of its stockholders for the purpose of seeking approval of the Company’s stockholders for the approval of the items referred to in the foregoing clauses (i) and (ii) (the “Proposals”);

WHEREAS, as of the date hereof, the Stockholder beneficially owns the number of shares of Common Stock set forth opposite such Stockholder’s name on Schedule I hereto (all such shares so beneficially owned and which may hereafter be acquired by such Stockholder prior to the termination of this Agreement, whether upon the exercise of options, conversion of convertible securities, exercise of warrants or by means of purchase, dividend, distribution or otherwise, being referred to herein as the “Shares”); and

WHEREAS, in order to induce the Company and the Purchasers to enter into the Purchase Agreement, the Stockholder is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Stockholder hereby agree as follows:

ARTICLE I.

TRANSFER AND VOTING OF SHARES; AND

OTHER COVENANTS OF THE STOCKHOLDER

SECTION 1.1. Voting of Shares. From the date hereof until termination of this Agreement pursuant to Section 3.1 hereof (the “Term”), at any meeting of the stockholders of the Company, however called and at any adjournment or postponement thereof, and in any action by written consent of the stockholders of the Company, in either case at or pursuant to which the Proposals are to be considered and voted on by the stockholders of the Company, the Stockholder shall (a) appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and (b) vote (or cause to be voted) the Shares (i) in favor of the Proposals and such other matters as may be necessary or advisable to consummate the transactions contemplated by the Purchase Agreement (the “Transactions”) and (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposals or the Transactions, and against any other action that is intended, or could reasonably be expected, to otherwise materially impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Transactions. If the Stockholder is the beneficial owner, but not the record holder, of any of the Shares, the Stockholder agrees to cause the record holder and any nominees to vote all of such Shares in accordance with this Section 1.1, including by executing such documentation as shall be requested by the record holder or any such nominee for purposes of giving voting instructions thereto.

SECTION 1.2. Grant of Irrevocable Proxy.

(a)                The Stockholder hereby irrevocably and unconditionally (to the fullest extent permitted by law) grants to, and appoints, the Company and each of its executive officers and any of them, in their capacities as officers of the Company (the “Grantees”), as the Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of the Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or to grant a consent or approval or dissent or disapproval in respect of the Shares, in each case in accordance with Section 1.1 hereof and, in the discretion of the Grantees, with respect to any proposed adjournments or postponements of any meeting of stockholders of the Company at which any of the matters described in Section 1.1 hereof are to be considered.

(b)                The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Purchase Agreement and the proposed issuance of the Securities as contemplated thereby, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except as otherwise set forth herein. The Stockholder hereby ratifies and confirms all that the Grantees may lawfully do or cause to be done by virtue hereof. The irrevocable proxy set forth in this Section 1.2 is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law. Notwithstanding this Section 1.2, the proxy granted by the Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

(c)                The Grantees may not exercise this irrevocable proxy on any other matter except as provided above.

SECTION 1.3. No Inconsistent Arrangements. Except as contemplated by this Agreement, from the date hereof until the record date for the stockholders’ meeting of the Company at which the Proposals are to be voted on by the stockholders of the Company, the Stockholder will not (a) directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of in any manner any of the Shares, or consent or agree to do any of the foregoing, (b) directly or indirectly, limit its right to vote in any manner any of the Shares (other than as set forth in this Agreement), including without limitation by the grant of any proxy, power of attorney or other authorization in or with respect to the Shares (other than any such proxy, power of attorney or other authorization consistent with, and for purposes of complying with, the provisions of Section 1.1 hereof), by depositing the Shares into a voting trust, or by entering into a voting agreement, or consent or agree to do any of the foregoing or (c) take any action which would have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement. Notwithstanding the foregoing, any Stockholder may sell or transfer any or all of the Shares to any Person (as defined below) in a private transaction at any time on or prior to the record date for such stockholders’ meeting of the Company, provided that the transferee of such Shares executes and delivers to the Company a Voting Agreement with respect to such transferred Shares containing substantially the same terms as this Agreement. For purposes of this Section 1.3, the term “sell” or “transfer” or any derivatives thereof shall include, but not be limited to, (A) a sale, transfer or disposition of record or beneficial ownership, or both and (B) a short sale with respect to the Shares or substantially identical property, entering into or acquiring an offsetting derivative contract with respect to the Shares or substantially identical property, entering into or acquiring a futures or forward contract to deliver the Shares or substantially identical property or entering into any transaction that has the same effect as any of the foregoing.

SECTION 1.4. Stop Transfer. The Company shall issue stop-transfer instructions to the transfer agent for the Shares instructing the transfer agent not to register any transfer of Shares during the Term except in compliance with the terms of this Agreement.

SECTION 1.5. Additional Shares. The Stockholder hereby agrees that, while this Agreement is in effect, such Stockholder shall promptly notify the Company of any new Shares acquired (whether upon the exercise of options, conversion of convertible securities, exercise of warrants or by means of purchase, dividend, distribution or otherwise) by such Stockholder after the date hereof.

SECTION 1.6. Disclosure. The Stockholder hereby authorizes the Company to publish and disclose in any announcement or disclosure required by the United States Securities and Exchange Commission (the “SEC”), including in any proxy statement filed with the SEC in connection with any meeting of stockholders of the Company at which the Proposals are to be considered and all documents and schedules filed with the SEC in connection with the foregoing, the Stockholder’s identity and ownership of the Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Company as of the date hereof and as of the date of any stockholders’ meeting at which the Proposals are considered, including any adjournment or postponement thereof (or the date of the taking of any action by written consent with respect to the Proposals) as follows:

SECTION 2.1. Due Authorization, etc. Such Stockholder has all requisite power and authority to execute, deliver and perform this Agreement and to take the actions contemplated hereby (including the granting of the irrevocable proxy pursuant to Section 1.2 hereof), all of which have been duly authorized by all action necessary on the part of such Stockholder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

SECTION 2.2. No Violation. Neither the execution and delivery of this Agreement nor the performance of this Agreement by such Stockholder will (a) require such Stockholder to file or register with, or obtain any material permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity, or (b) violate, or cause a breach of or default under, or conflict with any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon such Stockholder, except for such violations, breaches, defaults or conflicts which would not, individually or in the aggregate, be reasonably likely to impair or have an adverse effect on such Stockholder’s ability to satisfy its obligations under this Agreement or render inaccurate any of the other representations made by such Stockholder in this Agreement. No proceedings are pending which, if adversely determined, will have an adverse effect on such Stockholder’s ability to vote any of the Shares.

SECTION 2.3. Ownership of Shares. Such Stockholder has good and marketable title to, and is the sole legal and beneficial owner (determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the “Exchange Act”) of the Shares set forth opposite its name on Schedule I hereto, in each case free and clear of all liabilities, claims, liens, options, security interests, proxies, voting trusts, voting agreements, charges, participations and encumbrances of any kind or character whatsoever, except as may be imposed by federal, state or foreign securities laws and this Agreement. Such Stockholder has not previously assigned or sold any of the Shares to any third party. On the date hereof, the Shares set forth opposite such Stockholder’s name on Schedule I hereto constitute all of the Shares owned of record or beneficially by such Stockholder. Such Stockholder has sole voting power and sole power of disposition with respect to the Shares with no restrictions on its voting rights or rights of disposition pertaining thereto.

SECTION 2.4. Voting Authority. Such Stockholder has full legal power, authority and right to vote all of the Shares owned of record and/or beneficially by such Stockholder in favor of the Proposals and the approval and authorization of the Transactions without the consent or approval of, or any other action on the part of, any other Person. Without limiting the generality of the foregoing, such Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting such Stockholder’s legal power, authority or right to vote the Shares on any matter. For purpose hereof, “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity or any other entity or group (as such term is defined in Section 13(d)(3) of the Exchange Act).

SECTION 2.5. Reliance by the Company. Such Stockholder understands and acknowledges that the Company is entering into the Purchase Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

ARTICLE III.

MISCELLANEOUS

SECTION 3.1. Termination. This Agreement shall terminate and be of no further force and effect upon the earliest of (i) immediately following a meeting of the Company’s stockholders at which the Proposals are voted upon and approved by the Company’s stockholders, which meeting is duly called and held for such purpose and at which a quorum was present and acting throughout, and (ii) the termination of the Purchase Agreement at any time prior to the consummation of the Closing contemplated under the Purchase Agreement. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to such termination.

SECTION 3.2. Further Assurances. From time to time at the request of the Company and without further consideration, the Stockholder will execute and deliver to the Company such documents and take such action as the Company may reasonably deem to be necessary or desirable to carry out the provisions hereof.

SECTION 3.3. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, or any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

SECTION 3.4. Specific Performance. The Stockholder acknowledges that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such Stockholder that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available to the Company upon the breach by any Stockholder of such covenants and agreements, the Company will have the right without the posting of a bond or other security to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements against such Stockholder. Accordingly, should the Company institute an action or proceeding seeking specific enforcement of the provisions hereof, the Stockholder hereby waives the claim or defense that the Company has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

SECTION 3.5. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (except notice may not be delivered to the Company via facsimile) or e-mail (provided confirmation of transmission is mechanically or electronically generated and, in the case of an email, a read receipt is received, and in each case kept on file by the sending party); or (c) upon receipt, when delivered by a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

(i)	if to the Company, to:

Leap Therapeutics, Inc.
47 Thorndike St, Suite B1-1
Cambridge, MA 02141
Facsimile number: 617-395-2647
Email address: donsi@leaptx.com Attn: Chief Financial Officer with a copy to:

Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110-1726
Attn: Julio E. Vega, Esq.
Fax No.: (617) 341-7701
Email: julio.vega@morganlewis.com

(ii)	if to the Stockholder, as set forth in Schedule I hereto.

SECTION 3.6. Capacity. Notwithstanding anything in this Agreement to the contrary, the Stockholder makes no agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Shares.

SECTION 3.7. Expenses. Each of the parties hereto will pay its own expenses incurred in connection with this Agreement.

SECTION 3.8. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 3.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that obligations hereunder are fulfilled to the maximum extent possible.

SECTION 3.10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

SECTION 3.11. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, administrators and permitted assigns of the parties hereto. No assignment or delegation by any party to this Agreement of any obligations of such party under this Agreement shall operate to relieve or release such party from such obligations or from any liability hereunder for failure of such obligations to be performed in accordance with their respective terms.

SECTION 3.12. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

SECTION 3.13. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and the Stockholder. If any material amendment or waiver is proposed to be made with respect to any other Voting Agreement, the Company hereby covenants and agrees that the Stockholder shall be afforded the opportunity to enter into or receive (as applicable) a comparable amendment or waiver with respect to this Agreement.

SECTION 3.14. Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by any party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

SECTION 3.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

LEAP THERAPEUTICS, INC.

By:
Name:	Christopher Mirabelli, Ph.D.
Title:	President and Chief Executive Officer

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Signature Page to Voting Agreement

Schedule I

Name of Stockholder	Number of Shares Beneficially Owned
[INSERT NAME OF STOCKHOLDER] [INSERT ADDRESS] [INSERT ADDRESS] [INSERT ADDRESS]	[ ]

Exhibit H

Form of Lead Investor Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of January 3, 2020, by and between Leap Therapeutics, Inc., a Delaware corporation (the “Company”), and the persons listed on the attached Schedule A who are signatories to this Agreement (collectively, the “Investors”). Unless otherwise defined herein, capitalized terms used in this Agreement have the respective meanings ascribed to them in Section 1.

RECITALS

WHEREAS, the Company and the Investors wish to provide for certain arrangements with respect to the registration of the Registrable Securities (as defined below) by the Company under the Securities Act (as defined below).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.
Definitions

1.1.            Certain Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below:

(a)             “Board” shall mean the Board of Directors of the Company.

(b)             “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c)              “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

(d)             “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e)             “Governmental Entity” shall mean any federal, state, local or foreign government, or any department, agency, or instrumentality of any government; any public international organization; any transnational governmental organization; any court of competent jurisdiction, arbitral, administrative agency, commission, or other governmental regulatory authority or quasi-governmental authority; any political party; and any national securities exchange or national quotation system.

(f)              “Other Securities” shall mean securities of the Company, other than Registrable Securities (as defined below).

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(g)             “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

(h)             “Registrable Securities” shall mean the shares of Common Stock and any Common Stock issued or issuable upon the exercise or conversion of any other securities (whether equity, debt or otherwise) of the Company now owned or hereafter acquired by any of the Investors. Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (i) such Registrable Securities have been sold pursuant to an effective Registration Statement; (ii) such Registrable Securities have been sold by the Investors pursuant to Rule 144 (or other similar rule); (iii) at any time after any of the Investors become an affiliate of the Company, such Registrable Securities may be resold by the Investor holding such Registrable Securities without limitations as to volume or manner of sale pursuant to Rule 144; or (iv) ten (10) years after the date of this Agreement. For purposes of this definition, in order to determine whether an Investor is an “affiliate” (as such term is defined and used in Rule 144, and including for determining whether volume or manner of sale limitations of Rule 144 apply) the parties will assume that all convertible securities (whether equity, debt or otherwise) have been converted into Common Stock.

(i)               The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and such Registration Statement becoming effective under the Securities Act.

(j)               “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, up to $50,000 of reasonable legal expenses of one special counsel for Investors (if different from the Company’s counsel and if such counsel is reasonably approved by the Company) in connection with the preparation and filing of the Resale Registration Shelf (as defined below), and up to $50,000 of reasonable legal expenses of one special counsel for Investors (if different from the Company’s counsel and if such counsel is reasonably approved by the Company) per underwritten public offering, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

(k)              “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws other than a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor forms thereto.

(l)               “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

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(m)             “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(n)              “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, the fees and expenses of any legal counsel (except as provided in the definition of “Registration Expenses”) and any other advisors any of the Investors engage and all similar fees and commissions relating to the Investors’ disposition of the Registrable Securities.

Section 2.
Resale Registration Rights

2.1.            Resale Registration Rights.

(a)             Following demand by any Investor, the Company shall file with the Commission a Registration Statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the Registrable Securities by the Investors (the “Resale Registration Shelf”), and the Company shall file such Resale Registration Shelf as promptly as reasonably practicable following such demand, and in any event within sixty (60) days of such demand; provided, however, that the Company shall not be obligated to make any such filing until after the effective date of the mandatory conversion of all shares of Series A Preferred Stock pursuant to, and in accordance with, the terms and conditions set forth in the Series A Preferred Stock Certificate of Designation (the “Demand Effective Date”). Such Resale Registration Shelf shall include a “final” prospectus, including the information required by Item 507 of Regulation S-K of the Securities Act, as provided by the Investors in accordance with Section 2.7. Notwithstanding the foregoing, before filing the Resale Registration Shelf, the Company shall furnish to the Investors a copy of the Resale Registration Shelf and afford the Investors an opportunity to review and comment on the Resale Registration Shelf. The Company’s obligation pursuant to this Section 2.1(a) is conditioned upon the Investors providing the information contemplated in Section 2.7. If the staff of the Commission (the “Staff”) or the Commission seeks to characterize any offering pursuant to the Resale Registration Shelf as constituting an offering of securities that does not permit such Resale Registration Shelf to become effective and be used for resales by the Investors under Rule 415, or if after the filing of the Resale Registration Shelf with the Commission pursuant to this Section 2.1(a), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in the Resale Registration Shelf, then the Company shall reduce the number of Registrable Securities to be included in the Resale Registration Shelf until the Staff and the SEC shall so permit the Resale Registration Shelf to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to the immediately preceding sentence, the Company shall file, as soon as permitted by the Staff or the Commission, one or more additional Registration Statements on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of Registrable Securities by the Investors that have not previously been registered under the Securities Act for resale by the Investors pursuant to Rule 415 until such time as all Registrable Securities have been included in such additional Registration Statement (or in one of such additional Registration Statements) that has or have been declared effective and the prospectus contained therein is available for use by the Investors. The provisions of this Agreement that are applicable to the Resale Registration Shelf shall also be applicable to such additional Registration Statement or each of such additional Registration Statements to the same extent as if such additional Registration Statement were the Resale Registration Shelf. Notwithstanding any provision in this Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Investor’s obligations) pursuant to this Agreement shall be qualified as necessary to comport with any requirement of the Commission or the Staff as addressed above in this Section 2.1(a).

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(b)             The Company shall use its reasonable best efforts to cause the Resale Registration Shelf and related prospectuses to become effective as promptly as practicable after filing. The Company shall use its reasonable best efforts to cause such Registration Statement to remain effective under the Securities Act until the earlier of the date (i) all Registrable Securities covered by the Resale Registration Shelf have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 or (ii) all Registrable Securities covered by the Resale Registration Shelf otherwise cease to be Registrable Securities pursuant to the definition of “Registrable Securities”. The Company shall promptly, and within two (2) business days after the Company confirms effectiveness of the Resale Registration Shelf with the Commission, notify the Investors of the effectiveness of the Resale Registration Shelf.

(c)              Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to effect, or to take any action to effect, a registration pursuant to Section 2.1(a):

(i)     if the Company has and maintains an effective Registration Statement on Form S-3ASR that provides for the resale of an unlimited number of securities by selling stockholders (a “Company Registration Shelf”);

(ii)    during the period forty-five (45) days prior to the Company’s good faith estimate of the date of filing of a Company Registration Shelf; or

(iii)   if the Company has caused a Registration Statement to become effective pursuant to this Section 2.1 during the prior twelve (12) month period.

(d)             If the Company has a Company Registration Shelf in place at any time in which the Investors make a demand pursuant to Section 2.1(a), the Company shall file with the Commission, as promptly as practicable, and in any event within fifteen (15) business days after such demand, a “final” prospectus supplement to its Company Registration Shelf covering the resale of the Registrable Securities by the Investors (the “Prospectus”); provided, however, that (i) the Company shall not be obligated to make any such filing until after the Demand Effective Date and (ii) the Company shall not be obligated to file more than one Prospectus pursuant to this Section 2.1(d) in any six month period to add additional Registrable Securities to the Company Registration Shelf that were acquired by the Investors other than directly from the Company or in an underwritten public offering by the Company. The Prospectus shall include the information required under Item 507 of Regulation S-K of the Securities Act, which information shall be provided by the Investors in accordance with Section 2.7. Notwithstanding the foregoing, before filing the Prospectus, the Company shall furnish to the Investors a copy of the Prospectus and afford the Investors an opportunity to review and comment on the Prospectus.

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(e)              If any investor (a “Series B Investor”) that has entered into the registration rights agreement dated January 3, 2020 by and between the Company and the persons listed on Schedule A thereto in connection with the purchase of Series B Preferred Stock (the “Series B Registration Rights Agreement”) demands, pursuant to Section 2.1 of the Series B Registration Rights Agreement, that the Company file a registration statement on Form S-3 (or on another appropriate form if the Company is not then eligible to register for resale the Registrable Securities on Form S-3) covering the resale of the Registrable Securities held by such Series B Investor, and the Company files such registration statement (the “Series B Registration Statement Shelf”) then the Company shall include all of the Registrable Securities held by the Investors on the Series B Registration Statement Shelf, provided that the filing of the Series B Registration Statement Shelf occurs after the Demand Effective Date.

(f)              Deferral and Suspension. At any time after being obligated to file a Resale Registration Shelf or Prospectus, or after any Resale Registration Shelf has become effective or a Prospectus is filed with the Commission, the Company may defer the filing of or suspend the use of any such Resale Registration Shelf or Prospectus, upon giving written notice of such action to the Investors with a certificate signed by the Principal Executive Officer of the Company stating that in the good faith judgment of the Board, the filing or use of any such Resale Registration Shelf or Prospectus covering the Registrable Securities would be seriously detrimental to the Company or its stockholders at such time and that the Board concludes, as a result, that it is in the best interests of the Company and its stockholders to defer the filing or suspend the use of such Resale Registration Shelf or Prospectus at such time. The Company shall have the right to defer the filing of or suspend the use of such Resale Registration Shelf or Prospectus for a period of not more than one hundred twenty (120) days from the date the Company notifies the Investors of such deferral or suspension; provided that the Company shall not exercise the right contained in this Section 2.1(e) more than once in any twelve (12) month period. In the case of the suspension of use of any effective Resale Registration Shelf or Prospectus, the Investors, immediately upon receipt of notice thereof from the Company, shall discontinue any offers or sales of Registrable Securities pursuant to such Resale Registration Shelf or Prospectus until advised in writing by the Company that the use of such Resale Registration Shelf or Prospectus may be resumed. In the case of a deferred Prospectus or Resale Registration Shelf filing, the Company shall provide prompt written notice to the Investors of (i) the Company’s decision to file or seek effectiveness of the Prospectus or Resale Registration Shelf, as the case may be, following such deferral and (ii) in the case of a Resale Registration Shelf, the effectiveness of such Resale Registration Shelf. In the case of either a suspension of use of, or deferred filing of, any Resale Registration Shelf or Prospectus, the Company shall not, during the pendency of such suspension or deferral, be required to take any action hereunder (including any action pursuant to Section 2.2 hereof) with respect to the registration or sale of any Registrable Securities pursuant to any such Resale Registration Shelf, Company Registration Shelf or Prospectus.

(g)             Other Securities. Subject to Section 2.2(e) below, any Resale Registration Shelf or Prospectus may include Other Securities, and may include securities of the Company being sold (i) on behalf of Series B Investors and/or (ii) for the account of the Company; provided such Other Securities are excluded first from such Registration Statement in order to comply with any applicable laws or request from any Governmental Entity, Nasdaq or any applicable listing agency. For the avoidance of doubt, no Other Securities may be included in an underwritten offering pursuant to Section 2.2 without the consent of the Investors.

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2.2.            Sales and Underwritten Offerings of the Registrable Securities.

(a)              Notwithstanding any provision contained herein to the contrary, the Investors, collectively, shall, following the Demand Effective Date, and subject to the limitations set forth in this Section 2.2, be permitted one underwritten public offering per calendar year, but no more than three underwritten public offerings in total, to effect the sale or distribution of Registrable Securities.

(b)              If the Investors intend to effect an underwritten public offering pursuant to a Resale Registration Shelf or Company Registration Shelf to sell or otherwise distribute Registrable Securities, they shall so advise the Company and the Series B Investors and provide as much notice to the Company and the Series B Investors as reasonably practicable (and in any event not less than fifteen (15) business days prior to the Investors’ request that the Company file a prospectus supplement to a Resale Registration Shelf or Company Registration Shelf).

(c)              In connection with any offering initiated by the Investors pursuant to this Section 2.2 involving an underwriting of shares of Registrable Securities, the Investors shall be entitled to select the underwriter or underwriters for such offering, subject to the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

(d)             In connection with any offering initiated by the Investors pursuant to this Section 2.2 involving an underwriting of shares of Registrable Securities, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Investors (i) enter into an underwriting agreement in customary form with the underwriter or underwriters, (ii) accept customary terms in such underwriting agreement with regard to representations and warranties relating to ownership of the Registrable Securities and authority and power to enter into such underwriting agreement and (iii) complete and execute all questionnaires, powers of attorney, custody agreements, indemnities and other documents as may be requested by such underwriter or underwriters. Further, the Company shall not be required to include any of the Registrable Securities in such underwriting if (Y) the underwriting agreement proposed by the underwriter or underwriters contains representations, warranties or conditions that are not reasonable in light of the Company’s then-current business or (Z) the underwriter, underwriters or the Investors require the Company to participate in any marketing, road show or comparable activity that may be required to complete the orderly sale of shares by the underwriter or underwriters.

(e)              If the total amount of securities to be sold in any offering initiated by the Investors pursuant to this Section 2.2 involving an underwriting of shares of Registrable Securities exceeds the amount that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities (subject in each case to the cutback provisions set forth in this Section 2.2(e)), that the underwriters and the Company determine in their sole discretion shall not jeopardize the success of the offering. If the underwritten public offering has been requested pursuant to Section 2.2(a) hereof, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (a) first, shares of Company equity securities that the Company desires to include in such registration shall be excluded and (b) second, (x) Registrable Securities requested to be included in such registration by the Investors and (y) Registrable Securities, if any, requested to be included in such registration by the Series B Investors shall be excluded on a pro rata basis. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round down the number of shares allocated to any of the Investors to the nearest 100 shares.

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2.3.            Fees and Expenses. All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Investors shall be borne by the Investors.

2.4.            Registration Procedures. In the case of each registration of Registrable Securities effected by the Company pursuant to Section 2.1 hereof, the Company shall keep the Investors advised as to the initiation of each such registration and as to the status thereof, and the Company shall use its reasonable best efforts, within the limits set forth in this Section 2.4, to:

(a)              prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectuses used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and current and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(b)             furnish to the Investors such numbers of copies of a prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as the Investors may reasonably request in order to facilitate the disposition of Registrable Securities;

(c)              use its reasonable best efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(d)             in the event of any underwritten public offering, and subject to Section 2.2(d), enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and take such other usual and customary action as the Investors may reasonably request in order to facilitate the disposition of such Registrable Securities;

(e)              notify the Investors at any time when a prospectus relating to a Registration Statement covering any Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use its reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

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(f)              provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and, if required, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g)             if requested by an Investor, use reasonable best efforts to cause the Company’s transfer agent to remove any restrictive legend from any Registrable Securities, within two business days following such request;

(h)             cause to be furnished, at the request of the Investors, on the date that Registrable Securities are delivered to underwriters for sale in connection with an underwritten offering pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter or letters from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(i)               cause all such Registrable Securities included in a Registration Statement pursuant to this Agreement to be listed on each securities exchange or other securities trading markets on which Common Stock is then listed.

2.5.            The Investors Obligations.

(a)               Discontinuance of Distribution. The Investors agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.4(e) hereof, the Investors shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investors’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e) hereof or receipt of notice that no supplement or amendment is required and that the Investors’ disposition of the Registrable Securities may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.5(a).

(b)             Compliance with Prospectus Delivery Requirements. The Investors covenant and agree that they shall comply with the prospectus delivery requirements of the Securities Act as applicable to them or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement filed by the Company pursuant to this Agreement.

(c)             Notification of Sale of Registrable Securities. The Investors covenant and agree that they shall notify the Company following the sale of Registrable Securities to a third party as promptly as reasonably practicable, and in any event within thirty (30) days, following the sale of such Registrable Securities.

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2.6.            Indemnification.

(a)              To the extent permitted by law, the Company shall indemnify the Investors, and, as applicable, their officers, directors, and constituent partners, legal counsel for each Investor and each Person controlling the Investors, with respect to which registration, related qualification, or related compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; and the Company shall pay as incurred to the Investors, each such underwriter, and each Person who controls the Investors or underwriter, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any violation by such Investor of the obligations set forth in Section 2.5 hereof or any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by the Investors, such underwriter, or such controlling Person and stated to be for use therein.

(b)             To the extent permitted by law, each Investor (severally and not jointly) shall, if Registrable Securities held by such Investor are included for sale in the registration and related qualification and compliance effected pursuant to this Agreement, indemnify the Company, each of its directors, each officer of the Company who signs the applicable Registration Statement, each legal counsel and each underwriter of the Company’s securities covered by such a Registration Statement, each Person who controls the Company or such underwriter within the meaning of the Securities Act against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Investor of Section 2.5 hereof, the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Investor and relating to action or inaction required of such Investor in connection with any such registration and related qualification and compliance, and shall pay as incurred to such persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such Registration Statement or related document in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of such Investor (which consent shall not unreasonably be withheld); provided, further, that such Investor’s liability under this Section 2.6(b) (when combined with any amounts such Investor is liable for under Section 2.6(d)) shall not exceed such Investor’s net proceeds from the offering of securities made in connection with such registration.

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(c)              Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 2.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 2.6, but the omission so to notify the indemnifying party shall not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 2.6.

(d)             If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event, however, shall (i) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 2.6(a) or Section 2.6(b), as applicable, based on the limitations of such provisions and (ii) a Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) be entitled to contribution from a Person who was not guilty of such fraudulent misrepresentation.

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(e)             Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to provide for or address a matter provided for or addressed by the foregoing provisions shall not be a conflict between the underwriting agreement and the foregoing provisions.

(f)              The obligations of the Company and the Investors under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise.

2.7.            Information. The Investors shall furnish to the Company such information regarding the Investors and the distribution proposed by the Investors as the Company may reasonably request and as shall be reasonably required in connection with any registration referred to in this Agreement. The Investors agree to, as promptly as practicable (and in any event prior to any sales made pursuant to a prospectus), furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Investors not misleading. The Investors agree to keep confidential the receipt of any notice received pursuant to Section 2.4(e) and the contents thereof, except as required pursuant to applicable law. Notwithstanding anything to the contrary herein, the Company shall be under no obligation to name the Investors in any Registration Statement if the Investors have not provided the information required by this Section 2.7 with respect to the Investors as a selling securityholder in such Registration Statement or any related prospectus.

2.8.            Rule 144 Requirements. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Investors to sell Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)              make and keep public information available, as those terms are understood and defined in Rule 144 at all times after the date hereof;

(b)             file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)             prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, to provide the Investors with copies of all of the pages thereof (if any) that reference the Investors; and

(d)             furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by an Investor in availing itself of any rule or regulation of the Commission which permits an Investor to sell any such securities without registration.

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2.9.            Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would provide to such holder rights with respect to the registration of such securities under the Securities Act or the Exchange Act that would conflict with or adversely affect any of the rights provided to the Investors in this Section 2; it being understood and agreed that any subsequent agreement of the Company with any holder or prospective holder of any securities of the Company of the same class (or convertible into or exchange for securities of the same class) as the Registrable Securities granting such Person rights under this Section 2 equivalent to the rights of the Investors under this Section 2 will not be prohibited by the terms of this Section 2.9.

Section 3.
Miscellaneous

3.1.            Amendment. No amendment, alteration or modification of any of the provisions of this Agreement shall be binding unless made in writing and signed by each of the Company and the Investors.

3.2.            Injunctive Relief. It is hereby agreed and acknowledged that it shall be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person shall be irreparably damaged and shall not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

3.3.            Notices. All notices required or permitted under this Agreement must be in writing and sent to the address or facsimile number identified below. Notices must be given: (a) by personal delivery, with receipt acknowledged; (b) by facsimile followed by hard copy delivered by the methods under clause (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service. Notices shall be effective upon receipt. Either party may change its notice address by providing the other party written notice of such change. Notices shall be delivered as follows:

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If to the Investors:	At such Investor’s address as set forth on Schedule A hereto
If to the Company:	Leap Therapeutics, Inc. 47 Thorndike Street, Suite B1-1 Cambridge, MA 02141 Attention: Douglas E. Onsi, Chief Financial Officer Donsi@leaptx.com Fax: (617) 395-2647
with a copy to:	Morgan, Lewis & Bockius LLP One Federal Street Boston, MA 02110 Attention: Julio E. Vega, Esq. julio.vega@morganlewis.com Fax: (617) 341-7701

3.4.            Governing Law; Jurisdiction; Venue; Jury Trial.

(a)             This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)             Each of the Company and the Investors irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein, or for recognition or enforcement of any judgment, and each of the Company and the Investors irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the Company and the Investors hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)              Each of the Company and the Investors irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein in any court referred to in Section 3.4(b) hereof. Each of the Company and the Investors hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)             EACH OF THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE COMPANY AND THE INVESTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH OF THE COMPANY AND THE INVESTORS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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3.5.           Successors, Assigns and Transferees. Any and all rights, duties and obligations hereunder shall not be assigned, transferred, delegated or sublicensed by any party hereto without the prior written consent of the other party; provided, however, that the Investors shall be entitled to transfer Registrable Securities to one or more of their affiliates and, solely in connection therewith, may assign their rights hereunder in respect of such transferred Registrable Securities, in each case, so long as such Investor is not relieved of any liability or obligations hereunder, without the prior consent of the Company. Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. The Company shall not consummate any recapitalization, merger, consolidation, reorganization or other similar transaction whereby stockholders of the Company receive (either directly, through an exchange, via dividend from the Company or otherwise) equity (the “Other Equity”) in any other entity (the “Other Entity”) with respect to Registrable Securities hereunder, unless prior to the consummation thereof, the Other Entity assumes, by written instrument, the obligations under this Agreement with respect to such Other Equity as if such Other Equity were Registrable Securities hereunder.

3.6.            Entire Agreement. This Agreement, together with any exhibits hereto, constitute the entire agreement between the parties relating to the subject matter hereof and all previous agreements or arrangements between the parties, written or oral, relating to the subject matter hereof are superseded.

3.7.            Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

3.8.            Severability. If any part of this Agreement is declared invalid or unenforceable by any court of competent jurisdiction, such declaration shall not affect the remainder of the Agreement and the invalidated provision shall be revised in a manner that shall render such provision valid while preserving the parties’ original intent to the maximum extent possible.

3.9.            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

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3.10.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts (including by facsimile or other electronic means), and all of which together shall constitute one instrument.

3.11.          Term and Termination. The Investors’ rights to demand the registration of the Registrable Securities under this Agreement, as well as the Company’s obligations hereunder other than pursuant to Section 2.6 hereof, shall terminate automatically once all Registrable Securities cease to be Registrable Securities pursuant to the terms of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day, month and year first above written.

Leap Therapeutics, inc.

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day, month and year first above written.

667, L.P.
By:	BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner
By:
Scott L. Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P.
By:	BAKER BROS. ADVISORS LP, management company and investment adviser to BAKER BROTHERS LIFE SCIENCES, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to BAKER BROTHERS LIFE SCIENCES, L.P., and not as the general partner

By:
Scott L. Lessing
President

[Signature Page to Registration Rights Agreement]

Schedule A

The Investors

667, L.P.

BAKER BROTHERS LIFE SCIENCES, L.P.

To the above Investors:

Baker Brothers Investments
667 Madison Avenue 21st Floor
New York, NY 10065

With a copy to:

Akin Gump Strauss Hauer & Feld LLP
Attn: Jeffrey Kochian
One Bryant Park
New York, NY 10036-6745

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of January 3, 2020, by and between Leap Therapeutics, Inc., a Delaware corporation (the “Company”), and the persons listed on the attached Schedule A who are signatories to this Agreement (collectively, the “Investors”). Unless otherwise defined herein, capitalized terms used in this Agreement have the respective meanings ascribed to them in Section 1.

RECITALS

WHEREAS, the Company and the Investors wish to provide for certain arrangements with respect to the registration of the Registrable Securities (as defined below) by the Company under the Securities Act (as defined below).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.
Definitions

1.1.             Certain Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below:

(a)               “Board” shall mean the Board of Directors of the Company.

(b)               “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c)               “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

(d)               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e)               “Governmental Entity” shall mean any federal, state, local or foreign government, or any department, agency, or instrumentality of any government; any public international organization; any transnational governmental organization; any court of competent jurisdiction, arbitral, administrative agency, commission, or other governmental regulatory authority or quasi-governmental authority; any political party; and any national securities exchange or national quotation system.

(f)                “Other Securities” shall mean securities of the Company, other than Registrable Securities (as defined below).

(g)               “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

(h)               “Registrable Securities” shall mean the shares of Common Stock and any Common Stock issued or issuable upon the exercise or conversion of any other securities (whether equity, debt or otherwise) of the Company now owned or hereafter acquired by any of the Investors. Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (i) such Registrable Securities have been sold pursuant to an effective Registration Statement; (ii) such Registrable Securities have been sold by the Investors pursuant to Rule 144 (or other similar rule); (iii) at any time after any of the Investors become an affiliate of the Company, such Registrable Securities may be resold by the Investor holding such Registrable Securities without limitations as to volume or manner of sale pursuant to Rule 144; or (iv) ten (10) years after the date of this Agreement. For purposes of this definition, in order to determine whether an Investor is an “affiliate” (as such term is defined and used in Rule 144, and including for determining whether volume or manner of sale limitations of Rule 144 apply) the parties will assume that all convertible securities (whether equity, debt or otherwise) have been converted into Common Stock.

(i)                 The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and such Registration Statement becoming effective under the Securities Act.

(j)                 “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, up to $50,000 of reasonable legal expenses of one special counsel for Investors (if different from the Company’s counsel and if such counsel is reasonably approved by the Company) in connection with the preparation and filing of the Resale Registration Shelf (as defined below), and up to $50,000 of reasonable legal expenses of one special counsel for Investors (if different from the Company’s counsel and if such counsel is reasonably approved by the Company) per underwritten public offering, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

(k)               “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws other than a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor forms thereto.

(l)                 “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(m)             “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(n)               “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, the fees and expenses of any legal counsel (except as provided in the definition of “Registration Expenses”) and any other advisors any of the Investors engage and all similar fees and commissions relating to the Investors’ disposition of the Registrable Securities.

(o)               “Series B Preferred Stock” shall mean the Series B Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, par value $0.001 of the Company.

(p)               “Series B Preferred Stock Certificate of Designation” shall mean the Certificate of Designation of the Series B Preferred Stock.

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Section 2.
Resale Registration Rights

2.1.             Resale Registration Rights.

(a)               Following demand by any Investor, the Company shall file with the Commission a Registration Statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the Registrable Securities by the Investors (the “Resale Registration Shelf”), and the Company shall file such Resale Registration Shelf as promptly as reasonably practicable following such demand, and in any event within sixty (60) days of such demand; provided, however, that the Company shall not be obligated to make any such filing until after the effective date of the mandatory conversion of all shares of Series B Preferred Stock pursuant to, and in accordance with, the terms and conditions set forth in the Series B Preferred Stock Certificate of Designation (the “Demand Effective Date”). Such Resale Registration Shelf shall include a “final” prospectus, including the information required by Item 507 of Regulation S-K of the Securities Act, as provided by the Investors in accordance with Section 2.7. Notwithstanding the foregoing, before filing the Resale Registration Shelf, the Company shall furnish to the Investors a copy of the Resale Registration Shelf and afford the Investors an opportunity to review and comment on the Resale Registration Shelf. The Company’s obligation pursuant to this Section 2.1(a) is conditioned upon the Investors providing the information contemplated in Section 2.7. If the staff of the Commission (the “Staff”) or the Commission seeks to characterize any offering pursuant to the Resale Registration Shelf as constituting an offering of securities that does not permit such Resale Registration Shelf to become effective and be used for resales by the Investors under Rule 415, or if after the filing of the Resale Registration Shelf with the Commission pursuant to this Section 2.1(a), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in the Resale Registration Shelf, then the Company shall reduce the number of Registrable Securities to be included in the Resale Registration Shelf until the Staff and the SEC shall so permit the Resale Registration Shelf to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to the immediately preceding sentence, the Company shall file, as soon as permitted by the Staff or the Commission, one or more additional Registration Statements on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of Registrable Securities by the Investors that have not previously been registered under the Securities Act for resale by the Investors pursuant to Rule 415 until such time as all Registrable Securities have been included in such additional Registration Statement (or in one of such additional Registration Statements) that has or have been declared effective and the prospectus contained therein is available for use by the Investors. The provisions of this Agreement that are applicable to the Resale Registration Shelf shall also be applicable to such additional Registration Statement or each of such additional Registration Statements to the same extent as if such additional Registration Statement were the Resale Registration Shelf. Notwithstanding any provision in this Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Investor’s obligations) pursuant to this Agreement shall be qualified as necessary to comport with any requirement of the Commission or the Staff as addressed above in this Section 2.1(a).

(b)               The Company shall use its reasonable best efforts to cause the Resale Registration Shelf and related prospectuses to become effective as promptly as practicable after filing. The Company shall use its reasonable best efforts to cause such Registration Statement to remain effective under the Securities Act until the earlier of the date (i) all Registrable Securities covered by the Resale Registration Shelf have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 or (ii) all Registrable Securities covered by the Resale Registration Shelf otherwise cease to be Registrable Securities pursuant to the definition of “Registrable Securities”. The Company shall promptly, and within two (2) business days after the Company confirms effectiveness of the Resale Registration Shelf with the Commission, notify the Investors of the effectiveness of the Resale Registration Shelf.

(c)               Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to effect, or to take any action to effect, a registration pursuant to Section 2.1(a):

(i)     if the Company has and maintains an effective Registration Statement on Form S-3ASR that provides for the resale of an unlimited number of securities by selling stockholders (a “Company Registration Shelf”);

(ii)    during the period forty-five (45) days prior to the Company’s good faith estimate of the date of filing of a Company Registration Shelf; or

(iii)    if the Company has caused a Registration Statement to become effective pursuant to this Section 2.1 during the prior twelve (12) month period.

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(d)               If the Company has a Company Registration Shelf in place at any time in which the Investors make a demand pursuant to Section 2.1(a), the Company shall file with the Commission, as promptly as practicable, and in any event within fifteen (15) business days after such demand, a “final” prospectus supplement to its Company Registration Shelf covering the resale of the Registrable Securities by the Investors (the “Prospectus”); provided, however, that (i) the Company shall not be obligated to make any such filing until after the Demand Effective Date and (ii) the Company shall not be obligated to file more than one Prospectus pursuant to this Section 2.1(d) in any six month period to add additional Registrable Securities to the Company Registration Shelf that were acquired by the Investors other than directly from the Company or in an underwritten public offering by the Company. The Prospectus shall include the information required under Item 507 of Regulation S-K of the Securities Act, which information shall be provided by the Investors in accordance with Section 2.7. Notwithstanding the foregoing, before filing the Prospectus, the Company shall furnish to the Investors a copy of the Prospectus and afford the Investors an opportunity to review and comment on the Prospectus.

(e)               If any investor (a “Series A Investor”) that has entered into the registration rights agreement dated January 3, 2020 by and between the Company and the persons listed on Schedule A thereto in connection with the purchase of Series A Preferred Stock (the “Series A Registration Rights Agreement”) demands, pursuant to Section 2.1 of the Series A Registration Rights Agreement, that the Company file a registration statement on Form S-3 (or on another appropriate form if the Company is not then eligible to register for resale the Registrable Securities on Form S-3) covering the resale of the Registrable Securities held by such Series A Investor, and the Company files such registration statement (the “Series A Registration Statement Shelf”) then the Company shall include all of the Registrable Securities held by the Investors on the Series A Registration Statement Shelf, provided that the filing of the Series A Registration Statement Shelf occurs after the Demand Effective Date.

(f)                Deferral and Suspension. At any time after being obligated to file a Resale Registration Shelf or Prospectus, or after any Resale Registration Shelf has become effective or a Prospectus is filed with the Commission, the Company may defer the filing of or suspend the use of any such Resale Registration Shelf or Prospectus, upon giving written notice of such action to the Investors with a certificate signed by the Principal Executive Officer of the Company stating that in the good faith judgment of the Board, the filing or use of any such Resale Registration Shelf or Prospectus covering the Registrable Securities would be seriously detrimental to the Company or its stockholders at such time and that the Board concludes, as a result, that it is in the best interests of the Company and its stockholders to defer the filing or suspend the use of such Resale Registration Shelf or Prospectus at such time. The Company shall have the right to defer the filing of or suspend the use of such Resale Registration Shelf or Prospectus for a period of not more than one hundred twenty (120) days from the date the Company notifies the Investors of such deferral or suspension; provided that the Company shall not exercise the right contained in this Section 2.1(e) more than once in any twelve (12) month period. In the case of the suspension of use of any effective Resale Registration Shelf or Prospectus, the Investors, immediately upon receipt of notice thereof from the Company, shall discontinue any offers or sales of Registrable Securities pursuant to such Resale Registration Shelf or Prospectus until advised in writing by the Company that the use of such Resale Registration Shelf or Prospectus may be resumed. In the case of a deferred Prospectus or Resale Registration Shelf filing, the Company shall provide prompt written notice to the Investors of (i) the Company’s decision to file or seek effectiveness of the Prospectus or Resale Registration Shelf, as the case may be, following such deferral and (ii) in the case of a Resale Registration Shelf, the effectiveness of such Resale Registration Shelf. In the case of either a suspension of use of, or deferred filing of, any Resale Registration Shelf or Prospectus, the Company shall not, during the pendency of such suspension or deferral, be required to take any action hereunder (including any action pursuant to Section 2.2 hereof) with respect to the registration or sale of any Registrable Securities pursuant to any such Resale Registration Shelf, Company Registration Shelf or Prospectus.

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(g)               Other Securities. Subject to Section 2.2(e) below, any Resale Registration Shelf or Prospectus may include Other Securities, and may include securities of the Company being sold (i) on behalf of Series A Investors and/or (ii) for the account of the Company; provided such Other Securities are excluded first from such Registration Statement in order to comply with any applicable laws or request from any Governmental Entity, Nasdaq or any applicable listing agency. For the avoidance of doubt, no Other Securities may be included in an underwritten offering pursuant to Section 2.2 without the consent of the Investors.

2.2.            Sales and Underwritten Offerings of the Registrable Securities.

(a)               Notwithstanding any provision contained herein to the contrary, the Investors, collectively, shall, following the Demand Effective Date, and subject to the limitations set forth in this Section 2.2, be permitted one underwritten public offering per calendar year, but no more than three underwritten public offerings in total, to effect the sale or distribution of Registrable Securities.

(b)               If the Investors intend to effect an underwritten public offering pursuant to a Resale Registration Shelf or Company Registration Shelf to sell or otherwise distribute Registrable Securities, they shall so advise the Company and the Series A Investors and provide as much notice to the Company and the Series A Investors as reasonably practicable (and in any event not less than fifteen (15) business days prior to the Investors’ request that the Company file a prospectus supplement to a Resale Registration Shelf or Company Registration Shelf).

(c)               In connection with any offering initiated by the Investors pursuant to this Section 2.2 involving an underwriting of shares of Registrable Securities, the Investors shall be entitled to select the underwriter or underwriters for such offering, subject to the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

(d)               In connection with any offering initiated by the Investors pursuant to this Section 2.2 involving an underwriting of shares of Registrable Securities, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Investors (i) enter into an underwriting agreement in customary form with the underwriter or underwriters, (ii) accept customary terms in such underwriting agreement with regard to representations and warranties relating to ownership of the Registrable Securities and authority and power to enter into such underwriting agreement and (iii) complete and execute all questionnaires, powers of attorney, custody agreements, indemnities and other documents as may be requested by such underwriter or underwriters. Further, the Company shall not be required to include any of the Registrable Securities in such underwriting if (Y) the underwriting agreement proposed by the underwriter or underwriters contains representations, warranties or conditions that are not reasonable in light of the Company’s then-current business or (Z) the underwriter, underwriters or the Investors require the Company to participate in any marketing, road show or comparable activity that may be required to complete the orderly sale of shares by the underwriter or underwriters.

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(e)               If the total amount of securities to be sold in any offering initiated by the Investors pursuant to this Section 2.2 involving an underwriting of shares of Registrable Securities exceeds the amount that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities (subject in each case to the cutback provisions set forth in this Section 2.2(e)), that the underwriters and the Company determine in their sole discretion shall not jeopardize the success of the offering. If the underwritten public offering has been requested pursuant to Section 2.2(a) hereof, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (a) first, shares of Company equity securities that the Company desires to include in such registration shall be excluded and (b) second, (x) Registrable Securities requested to be included in such registration by the Investors and (y) Registrable Securities, if any, requested to be included in such registration by the Series A Investors shall be excluded on a pro rata basis. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round down the number of shares allocated to any of the Investors to the nearest 100 shares.

2.3.            Fees and Expenses. All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Investors shall be borne by the Investors.

2.4.            Registration Procedures. In the case of each registration of Registrable Securities effected by the Company pursuant to Section 2.1 hereof, the Company shall keep the Investors advised as to the initiation of each such registration and as to the status thereof, and the Company shall use its reasonable best efforts, within the limits set forth in this Section 2.4, to:

(a)               prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectuses used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and current and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(b)               furnish to the Investors such numbers of copies of a prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as the Investors may reasonably request in order to facilitate the disposition of Registrable Securities;

(c)               use its reasonable best efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(d)               in the event of any underwritten public offering, and subject to Section 2.2(d), enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and take such other usual and customary action as the Investors may reasonably request in order to facilitate the disposition of such Registrable Securities;

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(e)               notify the Investors at any time when a prospectus relating to a Registration Statement covering any Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use its reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)                provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and, if required, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g)               if requested by an Investor, use reasonable best efforts to cause the Company’s transfer agent to remove any restrictive legend from any Registrable Securities, within two business days following such request;

(h)               cause to be furnished, at the request of the Investors, on the date that Registrable Securities are delivered to underwriters for sale in connection with an underwritten offering pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter or letters from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(i)                 cause all such Registrable Securities included in a Registration Statement pursuant to this Agreement to be listed on each securities exchange or other securities trading markets on which Common Stock is then listed.

2.5.            The Investors Obligations.

(a)               Discontinuance of Distribution. The Investors agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.4(e) hereof, the Investors shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investors’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e) hereof or receipt of notice that no supplement or amendment is required and that the Investors’ disposition of the Registrable Securities may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.5(a).

(b)               Compliance with Prospectus Delivery Requirements. The Investors covenant and agree that they shall comply with the prospectus delivery requirements of the Securities Act as applicable to them or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement filed by the Company pursuant to this Agreement.

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(c)               Notification of Sale of Registrable Securities. The Investors covenant and agree that they shall notify the Company following the sale of Registrable Securities to a third party as promptly as reasonably practicable, and in any event within thirty (30) days, following the sale of such Registrable Securities.

2.6.            Indemnification.

(a)               To the extent permitted by law, the Company shall indemnify the Investors, and, as applicable, their officers, directors, and constituent partners, legal counsel for each Investor and each Person controlling the Investors, with respect to which registration, related qualification, or related compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; and the Company shall pay as incurred to the Investors, each such underwriter, and each Person who controls the Investors or underwriter, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any violation by such Investor of the obligations set forth in Section 2.5 hereof or any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by the Investors, such underwriter, or such controlling Person and stated to be for use therein.

(b)               To the extent permitted by law, each Investor (severally and not jointly) shall, if Registrable Securities held by such Investor are included for sale in the registration and related qualification and compliance effected pursuant to this Agreement, indemnify the Company, each of its directors, each officer of the Company who signs the applicable Registration Statement, each legal counsel and each underwriter of the Company’s securities covered by such a Registration Statement, each Person who controls the Company or such underwriter within the meaning of the Securities Act against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Investor of Section 2.5 hereof, the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Investor and relating to action or inaction required of such Investor in connection with any such registration and related qualification and compliance, and shall pay as incurred to such persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such Registration Statement or related document in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of such Investor (which consent shall not unreasonably be withheld); provided, further, that such Investor’s liability under this Section 2.6(b) (when combined with any amounts such Investor is liable for under Section 2.6(d)) shall not exceed such Investor’s net proceeds from the offering of securities made in connection with such registration.

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(c)               Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 2.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 2.6, but the omission so to notify the indemnifying party shall not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 2.6.

(d)               If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event, however, shall (i) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 2.6(a) or Section 2.6(b), as applicable, based on the limitations of such provisions and (ii) a Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) be entitled to contribution from a Person who was not guilty of such fraudulent misrepresentation.

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(e)               Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to provide for or address a matter provided for or addressed by the foregoing provisions shall not be a conflict between the underwriting agreement and the foregoing provisions.

(f)                The obligations of the Company and the Investors under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise.

2.7.            Information. The Investors shall furnish to the Company such information regarding the Investors and the distribution proposed by the Investors as the Company may reasonably request and as shall be reasonably required in connection with any registration referred to in this Agreement. The Investors agree to, as promptly as practicable (and in any event prior to any sales made pursuant to a prospectus), furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Investors not misleading. The Investors agree to keep confidential the receipt of any notice received pursuant to Section 2.4(e) and the contents thereof, except as required pursuant to applicable law. Notwithstanding anything to the contrary herein, the Company shall be under no obligation to name the Investors in any Registration Statement if the Investors have not provided the information required by this Section 2.7 with respect to the Investors as a selling securityholder in such Registration Statement or any related prospectus.

2.8.            Rule 144 Requirements. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Investors to sell Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)               make and keep public information available, as those terms are understood and defined in Rule 144 at all times after the date hereof;

(b)               file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)               prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, to provide the Investors with copies of all of the pages thereof (if any) that reference the Investors; and

(d)               furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by an Investor in availing itself of any rule or regulation of the Commission which permits an Investor to sell any such securities without registration.

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2.9.            Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would provide to such holder rights with respect to the registration of such securities under the Securities Act or the Exchange Act that would conflict with or adversely affect any of the rights provided to the Investors in this Section 2; it being understood and agreed that any subsequent agreement of the Company with any holder or prospective holder of any securities of the Company of the same class (or convertible into or exchange for securities of the same class) as the Registrable Securities granting such Person rights under this Section 2 equivalent to the rights of the Investors under this Section 2 will not be prohibited by the terms of this Section 2.9.

Section 3.
Miscellaneous

3.1.            Amendment. No amendment, alteration or modification of any of the provisions of this Agreement shall be binding unless made in writing and signed by each of the Company and the Investors.

3.2.            Injunctive Relief. It is hereby agreed and acknowledged that it shall be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person shall be irreparably damaged and shall not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

3.3.            Notices. All notices required or permitted under this Agreement must be in writing and sent to the address or facsimile number identified below. Notices must be given: (a) by personal delivery, with receipt acknowledged; (b) by facsimile followed by hard copy delivered by the methods under clause (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service. Notices shall be effective upon receipt. Either party may change its notice address by providing the other party written notice of such change. Notices shall be delivered as follows:

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If to the Investors:	At such Investor’s address as set forth on Schedule A hereto
If to the Company:	Leap Therapeutics, Inc. 47 Thorndike Street, Suite B1-1 Cambridge, MA 02141 Attention: Douglas E. Onsi, Chief Financial Officer Donsi@leaptx.com Fax: (617) 395-2647
with a copy to:	Morgan, Lewis & Bockius LLP One Federal Street Boston, MA 02110 Attention: Julio E. Vega, Esq. julio.vega@morganlewis.com Fax: (617) 341-7701

3.4.            Governing Law; Jurisdiction; Venue; Jury Trial.

(a)               This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)               Each of the Company and the Investors irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein, or for recognition or enforcement of any judgment, and each of the Company and the Investors irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the Company and the Investors hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)               Each of the Company and the Investors irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein in any court referred to in Section 3.4(b) hereof. Each of the Company and the Investors hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)               EACH OF THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE COMPANY AND THE INVESTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH OF THE COMPANY AND THE INVESTORS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.5.            Successors, Assigns and Transferees. Any and all rights, duties and obligations hereunder shall not be assigned, transferred, delegated or sublicensed by any party hereto without the prior written consent of the other party; provided, however, that the Investors shall be entitled to transfer Registrable Securities to one or more of their affiliates and, solely in connection therewith, may assign their rights hereunder in respect of such transferred Registrable Securities, in each case, so long as such Investor is not relieved of any liability or obligations hereunder, without the prior consent of the Company. Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. The Company shall not consummate any recapitalization, merger, consolidation, reorganization or other similar transaction whereby stockholders of the Company receive (either directly, through an exchange, via dividend from the Company or otherwise) equity (the “Other Equity”) in any other entity (the “Other Entity”) with respect to Registrable Securities hereunder, unless prior to the consummation thereof, the Other Entity assumes, by written instrument, the obligations under this Agreement with respect to such Other Equity as if such Other Equity were Registrable Securities hereunder.

3.6.            Entire Agreement. This Agreement, together with any exhibits hereto, constitute the entire agreement between the parties relating to the subject matter hereof and all previous agreements or arrangements between the parties, written or oral, relating to the subject matter hereof are superseded.

3.7.            Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

3.8.            Severability. If any part of this Agreement is declared invalid or unenforceable by any court of competent jurisdiction, such declaration shall not affect the remainder of the Agreement and the invalidated provision shall be revised in a manner that shall render such provision valid while preserving the parties’ original intent to the maximum extent possible.

3.9.            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

3.10.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts (including by facsimile or other electronic means), and all of which together shall constitute one instrument.

3.11.        Term and Termination. The Investors’ rights to demand the registration of the Registrable Securities under this Agreement, as well as the Company’s obligations hereunder other than pursuant to Section 2.6 hereof, shall terminate automatically once all Registrable Securities cease to be Registrable Securities pursuant to the terms of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day, month and year first above written.

Leap Therapeutics, inc.

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day, month and year first above written.

INVESTORS:

[LIST INVESTOR SIGNATURE BLOCKS]

[Signature Page to Registration Rights Agreement]

Schedule A

The Investors

1. Perceptive Life Sciences Master Fund, Ltd.

51 Astor Pl., 10th Floor

New York, NY 10003

Attn: Steve Berger

With a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

31 W. 52nd Street

New York, NY 10019

Attn: Michael Flynn

michael.flynn@pillsburylaw.com

2. BeiGene, Ltd. c/o BeiGene USA, Inc. 55 Cambridge Parkway, Suite 700W Cambridge, MA 02142